                                                     Execution Version

                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                        OPTIKA INVESTMENT COMPANY, INC.,
                             DD ACQUISITION, INC.,
                              CABLE CONCEPTS, INC.
                                      AND
                    THE SHAREHOLDERS OF CABLE CONCEPTS, INC.
                              DATED MARCH 1, 2001

SCHEDULES
---------
2.1(a) - (hh)           Company Disclosure Schedule
Schedule 2.2(c)         Outstanding Warrants and Options in Acquiror
Schedule 2.2(g)         Acquiror's Financial Disclosures
Schedule 2.2(h)         Filing of Reports

EXHIBITS
--------
Exhibit A            Form of Agreement and Plan of Merger
Exhibit B            Form of Certificate of Designation, Preferences and Other
                       Rights
Exhibit C            Form of BroadbandNOW Promissory Note
Exhibit D            Shareholder Table
Exhibit E            Escrow Agreement
Exhibit F            Form of Investor Representative Statement
Exhibit G            Form of Jay Gordon Employment Agreement
Exhibit H            Form of Retention of Purchaser Representative Agreement
Exhibit I            Form of Purchaser Representative Agreement
Exhibit J            Form of Spousal Consent

                      AGREEMENT AND PLAN OF REORGANIZATION

    This Agreement and Plan of Reorganization (the "Agreement") dated effective as of March 1, 2001, is made by and between OPTIKA INVESTMENT COMPANY, INC., a Nevada corporation ("Acquiror"), DD ACQUISITION, INC., a Washington corporation ("Subsidiary"), which is a wholly-owned subsidiary of Acquiror, CABLE CONCEPTS, INC., a Washington corporation (the "Company"), and THE SHAREHOLDERS OF THE COMPANY set forth on the signature page hereof (individually a "Shareholder" and collectively, the "Shareholders").

                              W I T N E S S E T H:

    WHEREAS, Subsidiary is a newly-formed corporation duly organized and existing under the laws of the State of Washington, with authorized capital stock of 100 shares of common stock, no par value, all of which immediately prior to the Effective Date (as defined in Section 1.2 below), will be issued and outstanding and held by Acquiror;

    WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Washington, with authorized capital stock of Two Million Five Hundred Thousand (2,500,000) shares of preferred stock, $.001 par value of which none are issued and outstanding, and Eleven Million Nine Hundred Thirty-Three Thousand Nine Hundred Fifty-Eight (11,933,958) shares of common stock, $.001 par value of which Two Million Five Hundred Fifty-Four Thousand Two Hundred Seventy Two (2,554,272) shares will be issued and outstanding as of the Effective Date; and

    WHEREAS, the boards of directors of the Company and Subsidiary have adopted resolutions declaring advisable the proposed merger (the "Merger") of Subsidiary with and into the Company and upon the terms and conditions of the Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan of Merger").

    NOW, THEREFORE, in consideration of the mutual promises, representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                              THE MERGER; CLOSING

    Subject to the terms and conditions of this Agreement, Acquiror, Subsidiary, the Company, and the Shareholders agree as follows:

    1.1 THE CLOSING. The Closing under this Agreement (the "Closing") shall be held on March 27, 2001, or if not possible on that day, as promptly as practicable thereafter, but not more than one business day following the satisfaction or waiver of all of the conditions set forth in Article 4. In any event, if the Closing has not occurred on or before April 30, 2001, this Agreement may be terminated in accordance with Section 5.1. The Closing shall be held at the offices of Preston, Gates & Ellis LLP, 701 Fifth Avenue,
Suite 5000, Seattle, Washington 98104 at 10:00 a.m., on the date on which the Closing is to be held, or at such other time and place as the parties may agree upon in writing.

    1.2 EFFECTIVE TIME OF MERGER. Subject to the provisions of this Agreement, including the conditions set forth in Article 4, immediately after the Closing, Subsidiary shall be merged into Company in accordance with the terms of this Agreement and Plan of Merger and articles of merger shall be duly prepared and executed by Subsidiary and Surviving Corporation (as defined below) and delivered to the Secretary of State of the State of Washington, for filing, in accordance with applicable law (collectively, the "Articles of Merger"). The Merger shall become effective upon the later of the filings described above (such date and time hereinafter being called the "Effective Date").

    1.3 EFFECTS OF THE MERGER. At the Effective Date, the separate existence of Subsidiary shall cease and Subsidiary shall be merged with and into Company, which shall be the surviving corporation (the "Surviving Corporation"); the articles of incorporation of the Company shall be the articles of incorporation of Surviving Corporation after the Effective Date, and thereafter may be amended in accordance with its terms and as provided by applicable law; the bylaws of the Company as in effect on the Effective Date shall be the bylaws of Surviving Corporation, and thereafter may be amended in accordance with the terms thereof and as provided by applicable law; the Surviving Corporation shall have duly elected as director of Surviving Corporation the individuals required by
Section 1.7 hereof; the Board of Directors of the Surviving Corporation shall have duly appointed as officers of the Surviving Corporation the individuals required by Section 1.7 hereof; and the Merger shall, from and after the Effective Date, have all the effects provided by applicable law.

    1.4  CONVERSION OF THE COMPANY'S SECURITIES.

        (a) CONVERSION OF THE COMPANY'S CLASS A COMMON STOCK. On the Effective Date, each issued and outstanding share of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock") will by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive that number of fully paid and nonassessable shares of Acquiror's Common Stock, $.001 par value per share (the "Newly Issued Shares of Acquiror Common Stock") derived by dividing 1,000,000 (subject to adjustment pursuant to Section 1.4(e)) by the number of shares of Class A Common Stock issued and outstanding as of the Effective Date, as hereinafter provided and as set forth on Exhibit D (rounded to the nearest whole share). The aggregate number of shares of the Newly Issued Shares of Acquiror Common Stock to be issued on the Effective Date will be 1,000,000 (subject to adjustment pursuant to Section 1.4(e)) shares of Newly Issued Shares of Acquiror Common Stock.

        (b) CONVERSION OF THE COMPANY'S CLASS B, CLASS C, AND CLASS D COMMON STOCK. On the Effective Date, each issued and outstanding share of the Company's Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), Class C Common Stock, par value $.001 per share (the
    "Class C Common Stock"), and Class D Common Stock, par value $.001 per share (the "Class D Common Stock"), will by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive the following: (i) that number of fully paid and nonassessable shares of Acquiror's Series C Preferred Stock, $.001 par value per share, with the rights and preferences set forth on Exhibit B (the "Series C Preferred Stock") derived by dividing 7,875,000 (subject to adjustment pursuant to Section 1.4(e)) by the number of shares of Class B, C, and D Common Stock issued and outstanding as of the Effective Date, as hereinafter provided and as set forth on Exhibit D (rounded to the nearest whole share) and (ii) that number of fully paid and nonassessable shares of Acquiror Common Stock, $.001 par value per share (the "Preferred Holders Common Stock") derived by dividing 82,500 by the number of shares of Class B, C, and D Common Stock issued and outstanding as of the Effective Date (rounded to the nearest whole share). The aggregate number of shares of the Series C Preferred Stock to be issued on the Effective Date will be 7,875,000 (subject to adjustment pursuant to Section 1.4(e)) shares of Series C Preferred Stock and the aggregate number of shares of the Preferred Holders Common Stock to be issued on the Effective Date will be 82,500 shares of Preferred Holders Common Stock.

        (c) CONVERSION OF BROADBANDNOW TEXAS, INC. ("BROADBANDNOW") DEBT. On the Effective Date, all outstanding principal and accrued but unpaid interest on the $1,750,000 Cable Concepts, Inc., d/b/a Direct Digital Communications Senior Subordinated Note issued by the Company to BroadbandNOW, dated June 29, 2000, will in connection with the Merger and without any action on the part of BroadbandNOW, be assumed by Acquiror and be cancelled and converted into the right to receive the following:
    (i) 1,475,000 fully paid and nonassessable shares of Acquiror's Series B Preferred Stock, $.001 par value per share, with the rights and preferences set forth on Exhibit B (the "Series B Preferred Stock"), (ii) a promissory note from Acquiror in the principal amount of $750,000 on the terms and conditions of the promissory note attached hereto as Exhibit C, and
    (iii) 15,452 shares of Acquiror's common stock, $.001 par value.

        (d) CONVERSION OF GENEVA ASSOCIATES MERCHANT BANKING PARTNERS I, LLC DEBT; LASALLE BANK NATIONAL ASSOCIATION CERTIFICATE OF DEPOSIT RELEASE. On the Effective Date, all outstanding principal and accrued but unpaid interest on the $1,200,000 Amended and Restated Revolving Promissory
    Note issued by the Company to Geneva Associates Merchant Banking Partners
    I, LLC, dated February 2, 2001, will in connection with the Merger and without any action on the part of Geneva Associates Merchant Banking Partners I, LLC thereof, be assumed by Acquiror and be cancelled and converted into the right to receive the following: (i) 1,150,000 fully paid and nonassessable shares of Acquiror's Series B Preferred Stock,
    (ii) 12,048 shares of Acquiror's Common Stock, $.001 par value per share, and (iii) such number of shares of Acquiror's Series A Preferred Stock, $.001 par value per share, with the rights and preferences set forth on Exhibit B (the "Series A Preferred Stock"), calculated by dividing $50,000 by the per share issuance price of the Series A Preferred Stock sold by the Acquiror prior to the Effective Date. On the Effective Date, Geneva Associates Merchant Banking Partners I, LLC shall release to LaSalle Bank National Association the $500,000 certificate of deposit pledged as collateral to LaSalle Bank National Association for the Company's $2,000,000 promissory note to LaSalle Bank National Association, $250,000 of which shall be applied to pay and pre-pay interest on such note and $250,000 of which shall be applied to pre-pay principal on such note (or such other terms as may be reasonably acceptable to Acquiror) and in exchange therefore, Acquiror will issue to Geneva Associates Merchant Banking Partners I, LLC such number of shares of Series A Preferred Stock calculated by dividing $500,000 by the per share issuance price of the Series A Preferred Stock sold by Acquiror prior the Effective Date. In connection with the Series A Preferred Stock issued to Geneva Associates Merchant Banking Partners I, LLC, that entity shall be entitled to all registration rights, rights of co-sale, and other rights provided to other purchasers of the Series A Preferred Stock, so long as it enters into and executes all of the agreements and documents required to benefit from the same.

        (e) ADJUSTMENT OF THE PURCHASE PRICE. The Company and Acquiror shall determine the level of outstanding accounts payable ("Accounts Payable") of the Company as of the most recent date practicable prior to the Effective Date. For these purposes, liabilities that qualify as "accounts payable" shall be determined in a manner consistent with past practice of the Company. To the extent the REMAINDER of (i) Accounts Payable outstanding as of such measurement date LESS (ii) the amounts of expenses incurred by the Company from and after the date of this Agreement and prior to such measurement date towards meeting the $2,135,034 in build-out expenses that the Company expects to incur on ROE contracts in place and under construction as of the date of this Agreement as set forth on
    Exhibit 2.1(e)(1) of the Company Disclosure Schedule under the heading "Liability to Build-out ROE contracts (Complete)," EXCEEDS $3,000,000, then:
    (i) the 1,000,000 referenced at Section 1.4(a) shall be reduced by an amount equal to the remainder of 50% of such excess divided by the per share issuance price of the Series A Preferred Stock sold by Acquiror prior to the Effective Date; and (ii) the 7,875,000 referenced at Section 1.4(b) shall be reduced by an amount equal to 50% of such excess. By way of example, if at the measurement date, there are $3,400,000 in Accounts Payable, no credit for build-out expenses and the Series A Preferred Stock was sold for $1.50 per share, the 1,000,000 at Section 1.4(a) would be reduced to 866,667 (50% of $400,000 or $200,000 divided by $1.50 equals $133,333.33) and the
    7,875,000 referenced at Section 1.4(b) would be reduced to 7,675,000 (50% of $400,000 equals $200,000).

        (f) ACQUIROR STOCK. The Newly Issued Shares of Acquiror Common Stock, Preferred Holders Common Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, and other Acquiror stock issued pursuant to this Section 1.4 shall hereinafter be collectively referred to as the "Acquiror Stock."

    1.5 SUBSIDIARY SHARES. At the Effective Date, each share of common stock of Subsidiary will be converted into and become one share of Class A Common Stock, $.001 par value, of Surviving Corporation.

    1.6 SURRENDER OF CERTIFICATES. The Shareholders will deliver to Acquiror on or prior to the Effective Date each outstanding certificate or certificates representing collectively all of the outstanding shares of the Company Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock. At the Effective Date, Acquiror will (i) issue and deliver certificates representing the Series C Preferred Stock, Series B Preferred Stock and
Series A Stock of Acquiror in the name of each Shareholder and other party designated on Exhibit D as receiving the Series C Preferred Stock, Series B Preferred Stock and Series A Stock of Acquiror upon conversion of the Company Class B Common Stock, Class C Common Stock, and Class D Common Stock, and upon conversion of the debt to BroadbandNOW and Geneva Associates Merchant Banking Partners I, LLC and release of the certificate of deposit to LaSalle Bank National Association, which certificates shall be in the amount specified by Exhibit D, and (ii) provide irrevocable instructions to OTC Stock Transfer, the transfer agent appointed by Acquiror, to issue certificates pursuant to the terms of the Escrow Agreement for the Newly Issued Shares of Acquiror Common Stock, Preferred Holders Common Stock and other Acquiror common stock issuable to the Shareholders and other parties, designated on Exhibit D.

    1.7  BOARD OF DIRECTORS; OFFICERS.

        (a) The director or directors of Subsidiary immediately prior to the Effective Date shall be the directors of Surviving Corporation and each shall remain a director from the Effective Date until the earlier of such director's resignation or removal or until such director's successor shall have been elected and shall qualify, or as otherwise provided in the bylaws of Surviving Corporation.

        (b) The officers of Subsidiary immediately prior to the Effective Date shall be the officers of Surviving Corporation and each shall hold office from the Effective Date until the earlier of such officer's resignation or removal or until such officer's successor shall have been elected and shall qualify, or as otherwise provided in the bylaws of Surviving Corporation.

        (c) If at the Effective Date a vacancy shall exist in the Board of Directors or in any of the offices of Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the bylaws of Surviving Corporation.

    1.8  SHAREHOLDERS' REPRESENTATION ON ACQUIROR'S BOARD OF
DIRECTORS. Acquiror shall use its reasonable efforts to appoint the designee of Geneva Associates Merchant Banking Partners I, L.L.C. to Acquiror's Board of Directors for so long as at least fifty percent (50%) of the Series C Preferred Stock issued pursuant to the terms of this Agreement continue to be held by the Shareholders (or their affiliates) originally receiving the Series C Preferred Stock. The initial designee of Geneva Associates Merchant Banking Partners
I, L.L.C. to serve as a member of Acquiror's Board of Directors until the earlier of such director's resignation or removal or until such director's successor shall have been elected and shall be qualified, shall be Russell R. Myers.

    1.9 TAX DEFERRED REORGANIZATION. The parties intend the transactions contemplated herein to constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and the parties shall treat and report the transactions consistently with this intention for all purposes; however, the parties intend that Acquiror and its counsel, and the Company and its counsel, shall have no liability to the Company or the Shareholders if, for any reason, the transactions contemplated herein do not constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

    1.10 ESCROW AGREEMENT. Pursuant to an Escrow Agreement to be entered into on or before the Closing in the form of Exhibit E (the "Escrow Agreement"), among Acquiror, Company, the Shareholders, and the Representative (as defined in the preamble paragraph of the Escrow Agreement hereof) of each Shareholder, and U.S. Bank National Association, a national banking association (the "Escrow Agent"), Acquiror will issue and deliver into escrow 100% of the Newly Issued Shares of Acquiror Common Stock, 100% of the Preferred Holders Common Stock and the 12,048 shares of Acquiror Common Stock to be delivered pursuant to
Section 1.4(d), and 5,000,000 shares of the Series C Preferred Stock issued in the Merger as set forth on Exhibit D (the "Escrow Shares"), provided however that in the event the conditions for release of 50% or 100% of the 2,000,000 shares of Series C Stock placed in escrow to serve as sole remedy for breaches and indemnification in respect of Section 2.1(gg) and Section 6.1(d), relating to ROE contract terminations (such shares, the "ROE Escrow Shares") set forth in the Escrow Agreement are met prior to the Effective Date, the ROE Escrow Shares that would otherwise be subject to release shall not be required to be placed in escrow or treated as Escrow Shares. On or before the Effective Date, Acquiror will deposit or cause to be deposited in escrow pursuant to the Escrow Agreement, the Escrow Shares. The Escrow Shares will be held in escrow as collateral and sole recourse for the indemnification obligations of the Company (or in the case of the ROE Escrow Shares, will be held as sole recourse only with respect to the matters covered by Sections 2.1(gg) and 6.1(d)) and the Shareholders under Article 6 below and pursuant to the terms of the Escrow Agreement, pending release from escrow pursuant to the Escrow Agreement.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

    2.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND THE COMPANY. Except as set forth in a disclosure schedule of the Company, which identifies by specific section number the section and subsection to which such disclosure relates, and is delivered by the Company to Acquiror concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company and the Shareholders jointly and severally (subject to the limitations of this Agreement) represent and warrant to Acquiror as of the date hereof and as of the Effective Date as follows:

        (a) AUTHORIZATION, ETC. Each of the Shareholders and the Company have duly executed and delivered this Agreement. This Agreement and any agreements executed in connection herewith constitute the legal, valid, and binding obligation of each Shareholder and the Company, enforceable against each Shareholder and the Company, in accordance with their terms. The execution, delivery, and performance by the Company of this Agreement has been duly authorized by the Board of Directors and the Shareholders of the Company, and no further corporate action is necessary on the part of the Company to make this Agreement a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms.

        (b)  CORPORATE STATUS.

        The Company is a corporation duly organized and validly existing under the laws of the jurisdiction of the State of Washington with full corporate power and authority to carry on its business and to own or lease and to operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

        The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in the Company Disclosure Schedule, which are the only jurisdictions in which the Company's operations or the character of the properties owned, leased, or operated by it makes such qualification or licensing necessary.

        The Company has delivered to Acquiror complete and correct copies of the Company's articles of incorporation and bylaws or other organizational documents, in each case as amended and in effect on the date hereof. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws or any other organizational documents. The minute books, stock books, and stock transfer records of the Company, true and complete copies of which have been delivered to Acquiror, contain complete and correct minutes and records of all minutes and records or meetings, consents, proceedings, and other formal actions of the shareholders, board of directors, and committees of the board of directors of the Company from the date of incorporation of the Company to and including the date hereof.

        All of the issued and outstanding shares of capital stock of the Company are owned of record and beneficially by the persons identified on Exhibit D, with no other person owning or having any rights (including without limitation any voting rights, whether as proxy, attorney-in-fact, assignee, transferee, or otherwise) in or with respect thereto.

        The Company does not own, directly or indirectly, any equity interest or investment in any corporation, partnership, joint venture, trust, or any other entity or unincorporated association whatsoever.

        (c) NO CONFLICTS, ETC. The execution, delivery, and performance by the Shareholders and the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any applicable law applicable to the Company, any Shareholder, or any affiliate of the Company or any Shareholder, or any of the properties or assets of the Company, (ii) the articles of incorporation or bylaws or other organizational documents of the Company, or (iii) any material contract to which any Shareholder or the Company (here and for the balance of Section 2.1, references to "Company" shall be deemed to include the Company's wholly-owned direct or indirect subsidiaries unless the context otherwise requires) or any of their affiliates is a party or by which any Shareholder, the Company, or their affiliates, or any of their respective properties or assets may be bound or affected. No governmental approval or other consent is required to be obtained or made by any Shareholder or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (d) FINANCIAL STATEMENTS. The Company has delivered to Acquiror financial statements of the Company as, at, and for the fiscal year-end periods of the Company ended December 31, 2000 (the " Financial Statements"), including a balance sheet, a statement of income and retained earnings, and a statement of cash flows. Subject to normal year-end and audit adjustments, the Financial Statements are complete and correct in all material respects, auditable, fairly present, accurately reflect the assets, liabilities, and results of operations and financial condition of the Company, and have been prepared in accordance with generally accepted accounting principles ("GAAP").

        (e) ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, arising out of or relating to the Company, except (i) as and to the extent disclosed or reserved against in the Financial Statements, (ii) for liabilities and obligations that were incurred after December 31, 2000 in the ordinary course of business consistent with prior practice and that, from and after the date of this Agreement were, incurred in a manner consistent with the Company's covenants under this Agreement, and (iii) disclosed in the Company Disclosure Schedule. None of the employees of the Company is now or will by the passage of time hereinafter become entitled to receive any vacation time, vacation pay, or severance pay attributable to services rendered prior to December 31, 2000 that is not reflected as an accrued liability on the Financial Statements. The Company Disclosure Schedule discloses all those liabilities and obligations binding on the Company as of the date of this Agreement that singly exceed $25,000.

        (f)  TAXES.

        COPIES OF TAX RETURNS. The Company has furnished the Acquiror with copies of all income and sales Tax Returns filed by or with respect to the Company relating to the period encompassing the three taxable years of the Company preceding the date hereof.

        FILING OF TAX RETURNS; PAYMENT OF TAXES. The Company has filed all Tax Returns that the Company was required to file prior to the date hereof (determined with regard to extensions of the due date thereof). All such Tax Returns were correct and complete in all respects and were prepared and filed in accordance with applicable law. All Taxes owed by or with respect to the Company (whether or not shown on any Tax Return) with respect to all taxable periods for which Tax Returns were required to be filed by the Company prior to the date hereof (determined with regard to extensions of the due date thereof) have been paid. All other Taxes due and payable by the Company with respect to periods ending on or before the date of the Closing or in respect of transactions entered into or any state of facts existing as of the date of the Closing (whether or not a Tax Return is due on such date) either (A) have been or will be paid on or before the date of the Closing,
    (B) in the case of taxable periods (or portions thereof) through December 31, 2000, are reflected in reserves for Taxes in the Financial Statements, or (C) in the case of taxable periods (or portions thereof) since January 1, 2001, are or will otherwise be reflected in reserves for Taxes accrued on the books of the Company. For purposes of the preceding sentence, in determining the amount of Taxes payable by the Company with respect to periods ending on the date of the Closing or in respect of transactions entered into or any state of facts existing as of the date of the Closing shall be deemed to be the last day of any applicable taxable period. The Financial Statements fully accrue consistent with past practices and in accordance with generally accepted accounting principles ("GAAP") all actual and contingent liabilities for Taxes with respect to all taxable periods through the date of the Financial Statements. No liability for Taxes has been incurred since the date of the Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a monthly basis. All Tax Returns the due date of which (determined with extensions) shall be on or after the date hereof but on or before the date of the Closing will be correct and complete and filed in accordance with applicable law.

        TAXING JURISDICTIONS. The Company Disclosure Schedule lists (A) all countries, states, cities, or other jurisdictions in which the Company is currently subject to an obligation to file Tax Returns or to collect sales or use Taxes, (B) all elections for income Taxes made by the Company that are currently in force or to which the Company is bound, (C) the years for which the Company's federal and state income Tax Returns, respectively, have been audited, and (D) any years which are the subject of a pending audit by the Internal Revenue Service.

        GENERAL TAX MATTERS. With respect to each taxable period of the Company ending on or before the date of the Closing (assuming for such purpose that the date of the Closing was the last day of any applicable taxable period of the Company), or as of the date hereof and as of the date of the Closing or as of such other date as set forth below, (A) [intentionally omitted];
    (B) no deficiency or proposed adjustment that has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (C) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (D) the Company has not requested or been granted an extension of time for filing any Tax Return; (E) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending, or threatened against or with respect to the Company regarding Taxes; (F) the Company has not made an election or filed a consent under
    Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to any disposition of subsection (f) assets (as defined in Section 341(f)(4) of the Code or any corresponding provision of state, local or foreign law) owned by the Company; (G) there are no liens, pledges, charges, claims, security interests, or other encumbrances on the assets of the Company relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable) and the Company and the Shareholders have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien, pledge, charge, claim, security interest, or other encumbrance on the assets of the Company; (H) the Company will not be required (1) as a result of a change in method of accounting for a taxable period ending on or prior to the date of the Closing, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local, or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the date of the Closing or (2) as a result of any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign law) to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the date of the Closing; (I) the Company is not and has not been a member of an "affiliated group" (as defined in Section 1504 of the Code) other than the affiliated group of which the Company is currently the common parent, or except with respect to such group, filed or been included in a combined, consolidated, or unitary income tax return; (J) the Company is not and has not been a party to or bound by any tax allocation or tax sharing agreement and has no current contractual or other obligation to indemnify any other person with respect to any tax or pay the Taxes of any other person under Treasury Regulations
    Section 1.1502-6 (or the corresponding provisions of state, local, or foreign law) as a transferee or successor, by contract or otherwise; (K) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction; (L) the Company has not had a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (M) the Company has not been a "U.S. real property holding corporation" (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (N) the Company has disclosed on each Tax Return filed by the Company all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; (O) the Company was not acquired in a "qualified stock purchase "under Code Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to the Company; (P) the Company has made no payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments, that will not be deductible under Code Sections 280G or 162 as a result of the transactions contemplated by the Agreement; (Q) no sales or use tax will be payable by the Company as a result of the transactions contemplated by this Agreement, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of the transactions contemplated by this Agreement; (R) Acquiror will not be required to deduct and withhold any amount with respect to Taxes upon consummation of the transactions contemplated by this Agreement; (S) none of the Company's assets is or has been property required to be treated as being owned by any other person under the "safe harbor lease" provisions of former
    Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or is has been financed with or directly or indirectly secures any bond or debt the interest of which is tax-exempt under Section 103(a) of the Code; (T) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to an employee, independent contractor, shareholder, or other third party; (U) the Company has owned no interest in any "controlled foreign corporation" (within the meaning of Code Section 957), "passive foreign investment company" (within the meaning of Code Section 1297) or other entity the income of which is required to be included in the income of the Company whether or not distributed, (V) no facts exist (including without limitation the existence of any "deferred intercompany transactions" (within the meaning of Treasury Regulations
    Section 1.1502-13) or the presence of any "excess kiss account" (within the meaning of Treasury Regulations Section 1.1502-19) that will give rise to an obligation of the Company to pay Taxes as a consequence of the disaffiliation of any corporation from such affiliated group; (W) if the Company was at any time an "S corporation" (as defined in Section 1361(a), of the Code), such Company has no unpaid liabilities for Taxes under Code Sections 1363(d), 1374, or 1375 (or the corresponding provisions of state, local, or foreign law); and (X) the Company has not been either a "distributing company" or a "controlled corporation" (within the meaning of Code Section 355(a)(1)(A) in a distribution of stock qualifying in whole or in part for tax-free treatment under Code Section 355. For purposes of clause (P), the term "payments" refers to payments in the nature of compensation. The Company has no pending claim for refund with the Internal Revenue Service or any other taxing authority.

        DEFINITIONS.

           The term "Company" for purposes of this Section 2.1(f) shall include the Company (and any predecessor entity) and any other entity in which the Company owns or has owned an interest (and any predecessor entity).

           The terms "Tax" or "Taxes" for purposes of this Agreement shall mean any federal, state, provincial, local, foreign, or other income, alternative, minimum, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, privilege, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real property, personal property, transfer, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, registration, withholding, estimated, or other tax, duty, or other governmental charge of any kind or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not).

           The term "Tax Return" for purposes of this Agreement shall mean any return, report, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        UNITED STATES PERSON. Each of the Company and the Shareholders is a "United States person" within the meaning of Section 7701 of the Code.

        FISCAL YEAR. The Company employs a fiscal year ending December 31 as its taxable year.

        (g) ABSENCE OF CHANGES. Since December 31, 2000, the Company has conducted its business only in the ordinary course consistent with prior practice and has not, except in the ordinary course of business:

       suffered or permitted to occur any event, occurrence, fact, condition, change, or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes, or effects will or can reasonably be expected to result in a cost expense charge, liability, loss of revenue, or diminution in value equal to or greater than $15,000 ("Material Adverse Effect");

       incurred any obligation or liability, absolute, accrued, contingent, or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice; discharged or satisfied any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge, or other restrictions, or limitations of any nature whatsoever, including, without limited, to such that may arise under any Contracts as defined in this Agreement ("Lien") other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent, or otherwise, whether due or to become due, other than current liabilities shown on the Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;

       mortgaged, pledged, or subjected to Lien, any property, business, or assets, tangible or intangible;

       sold, transferred, leased to others, or otherwise disposed of any assets, except in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

       received any notice of termination of any contract, lease, or other agreement or suffered any damage, destruction, or loss (whether or not covered by insurance);

       transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any intellectual property assets, or modified, failed to preserve, lost, or suffered any diminution of value of any existing rights with respect thereto;

       made any material change in the rate of compensation, commission, bonus, or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention, or other compensation, retirement, welfare, fringe, or severance benefit or vacation pay, to or in respect of any director, officer, employee, salesman, distributor, shareholder, affiliate, or agent of the Company;

       encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns, or lockouts, or had any material change in its relations with its employees, agents, customers, or suppliers;

       subject to the availability of cash and access to credit, failed to replenish its inventories in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary, and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising, or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

       made any capital expenditures or capital additions or improvements in excess of an aggregate of $5,000;

       instituted, settled, or agreed to settle any litigation, action, or proceeding before any court or governmental body; entered into any transaction, contract, or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses (other than such fees or other expenses or Taxes that are payable by Acquiror pursuant to this Agreement or payable solely by the Shareholders and as to which neither the Company nor Acquiror will have any liability or obligation), or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

       written up the carrying value of any of assets;

       suffered any loss of employees, customers, or suppliers;

       entered into any employment, compensation, consulting, or collective bargaining agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement;

       amended, modified, or terminated, or agreed to amend, modify, or terminate, any existing material contract, agreement, plan, lease, license, permit, or franchise;

       taken any action or failed to take any action the result of which can reasonably be expected to be a termination of or default under any contract, agreement, plan, lease, license, permit, or franchise;

       amended its articles of incorporation, bylaws, or other constituent corporate documents;

       made claims against any supplier of inventories in excess of amounts reasonably due the Company with respect to defective goods or indemnity obligations of such suppliers;

       made any change or modification in the Company's accounting practices, policies, or procedures;

       increased or decreased the time cycle in which receivables are collected or payables are paid by the Company; or

       taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

        (h) LITIGATION. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry, or investigation of any nature, civil, criminal, regulatory, or otherwise, in law or in equity, pending or threatened against the Company or in connection with or relating to the transactions contemplated by this Agreement, and, there is no basis for the same. No citations, fines, or penalties have been asserted against the Company under any Environmental Law (as defined in Section 2.1(s)(iii)(A)).

        (i) COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS AND CONSENTS; GOVERNMENTAL CONTRACTS. The Company has complied in all material respects with all applicable laws applicable to it or otherwise in any manner affecting the Company's business and the Company has received no notice alleging any such conflict, violation, breach, or default.

        Item 0 of the Company Disclosure Schedule sets forth all governmental approvals and other consents that are necessary for, or otherwise material to, the Company or the conduct of the Company's business. All such governmental approvals and consents have been duly obtained and are in full force and effect, and the Company is in compliance in all material respects with each of such governmental approvals and consents held by it with respect to the Company's business.

        The Company Disclosure Schedule sets forth all contracts with any governmental authority.

        The Company has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements, and orders to which it or any of its employees (because of his or her activities on behalf of his or her employer) is subject.

        To the best of the knowledge of the Shareholders, there are no proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations, or other proceedings, specific to the Company or to the specific industry in which the Company is involved, which would be applicable to the Company that might have a Material Adverse Effect on the properties, assets, liabilities, operations, or prospects of the Company or its business, either before or after the Effective Date.

        (j) OPERATION OF THE COMPANY'S BUSINESS. The Company's business has been conducted only through the Company and its wholly-owned subsidiaries and not through any affiliate of the Company, whether incorporated or unincorporated, or any shareholder of the Company.

        (k) CAPITALIZATION. The authorized capital stock of the Company consists of Eleven Million Nine Hundred Thirty-Three Thousand Nine Hundred Fifty-Eight (11,933,958) shares of Company Common Stock, consisting of
    (i) Nine Million Thirty-Three Thousand Nine Hundred Fifty-Eight (9,033,958) shares of Class A Common Stock, of which Eight Hundred Forty-Eight Thousand Seven Hundred Ninety-Eight (848,798) shares are issued and outstanding and of which 978,792 will be issued and outstanding as of the Effective Date;
    (ii) One Million Two Hundred Fifty Thousand (1,250,000) shares of Class B Common Stock, of which Six Hundred Thirty-Four Thousand Six Hundred Thirty (634,630) shares are issued and outstanding; (iii) Eight Hundred Fifty Thousand (850,000) shares of Class C Common Stock, of which Five Hundred Seventy-Three Thousand Seven Hundred Fifty-Five (573,755) shares are issued and outstanding; and (iv) Eight Hundred Thousand (800,000) shares of Class D Common Stock, of which Three Hundred Thirty-Two Thousand Eight Hundred Seventy-Three (332,873) shares are issued and outstanding and of which 367,095 will be issued and outstanding as of the Effective Date. The Company has no other issued and outstanding securities. All of the Company's outstanding capital stock is owned beneficially and of record by the Shareholders, is owned free and clear of all liens, pledges, charges, security interests, adverse claims, or other encumbrances of any nature whatsoever, is validly issued, fully paid, non-assessable, and has not been issued in violation of any pre-emptive rights of any shareholder of the Company or any other person. Except for this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments (contingent or otherwise) obligating any of the Shareholders to sell or transfer any of the capital stock of the Company owned by any of them or obligating the Company to issue or to transfer from treasury any additional shares of or any securities convertible into the capital stock of the Company. There are no stock transfer restrictions (other than applicable federal securities laws) or shareholder agreements operating or in effect relating to the capital stock of the Company, and there are no restrictions or qualifications (other than applicable federal and state securities laws) of any kind on the sale or transfer of such stock, other than restrictions which will be terminated at Closing pursuant to the terms of this Agreement. No Shareholder owns any debt securities of the Company.

        (l) CONTRACTS. The Company Disclosure Schedule contains a complete and correct description of all agreements, contracts, commitments, and other instruments and arrangements (whether written or both oral and material) of the types described below (x) by which the Company or any of its assets, businesses, or operations receive benefits, including without limitation the names and addresses of all others who are parties thereto, or receive benefits thereunder, or (y) to which the Company is a party or by which the Company is bound (the "Contracts"):

       leases, licenses, permits, franchises, insurance policies, governmental approvals, and other contracts to which the Company is a party;

       employment, bonuses, vacations, pensions, profit sharing, retirement, stock options, stock purchases, employee discounts, or other employee benefits, consulting, agency, collective bargaining, or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future, or former employees, officers, directors, shareholders, sales representatives, distributors, dealers, agents, independent contractors, or consultants;

       loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

       licenses, licensing arrangements, and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property, except for shrinkwrap software licenses;

       brokerage or finder's agreements;

       joint venture, partnership, and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts); asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease, or disposal of any assets (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

       orders and other contracts for the purchase or sale of inventories, materials, supplies, products, or services open or as to which any liability will exist as of the Effective Date, which are in effect as of the date of this Agreement and which involve payments in excess of $15,000 individually;

       contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $15,000, except for ordinary purchase orders for the supply or receipt of products or services;

       sales agency, manufacturer's representative, marketing, or distributorship agreements;

       contracts, agreements, or arrangements with respect to the representation of the Company in foreign countries;

       master lease agreements providing for the leasing of personal property;

       contracts, agreements, or commitments with any director, officer, employee, shareholder, or affiliate of the Company; and

       any other contracts, agreements, or commitments that are material to the Company.

        The Company has delivered or made available to Acquiror complete and correct copies of all written contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral contracts, set forth on item 2.1(l) of the Company Disclosure Schedule.

        All contracts are in full force and effect and enforceable against each party thereto. The Company has not received notice of any plan or intention of any party to any contract to exercise any right to cancel or terminate any contract. There does not exist under any contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach, or event of default thereunder on the part of the Company or, any other party thereto. No consent of any third party is required under any contract as a result of or in connection with, and the enforceability of any contract will not be affected in any manner by, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

        The Company does not have outstanding any power of attorney.

        (m) TERRITORIAL RESTRICTIONS. The Company is not restricted by any agreement or understanding with any other person from carrying on operations anywhere in the world. Neither Acquiror nor any of its affiliates will, as a result of any action by the Company, become restricted in carrying on the Company's business anywhere in the world as a result of any contract or other agreement to which the Company or any Shareholder is a party or by which they or any of their affiliates are bound.

        (n) CUSTOMERS. Item 2.1(n) of the Company Disclosure Schedule sets forth (i) the number and location of the properties that have been constructed and built out to support the Company's services for use in its business, (ii) the aggregate number of active subscribers, per unit, of the Company's services as of February 28, 2001, and (iii) the average amount by property for which subscribers at such property pay for the Company's services on a monthly basis, as of February 28, 2001.

        (o) ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, shareholder, employee, or agent of the Company, or any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate, or kickback or otherwise provided any similar benefit to any customer, supplier, governmental employee, or other person who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction) (i) that subjected or might have subjected the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (ii) which if not given in the past, or if not continued in the future, might have a Material Adverse Effect or subject the Company to suit or penalty in any private or governmental litigation or proceeding, (iii) for any of the purposes described in Section 162(c) of the Code, or (iv) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

        (p) INTELLECTUAL PROPERTY. The Company Disclosure Schedule contains a complete and correct list and a brief description of all Intellectual Property that is owned by the Company and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Company's business (the "Owned Intellectual Property"). The Company owns or has the exclusive right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property Assets (as defined in Section 2.1(p)(viii) below), free from any Liens and free from any requirement of any past, present, or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. No affiliate of the Company owns or has any interest in or with respect to any Intellectual Property Asset and the Intellectual Property Assets comprise all of the Intellectual Property necessary for the Company to conduct and operate its business following the Effective Date.

        Immediately after the Effective Date, the Company will have the right to use all Intellectual Property Assets, free from any Liens and on the same terms and conditions as in effect prior to the Effective Date, provided that no representation of non-infringement is given by this item 0.

        The conduct of the Company's business does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property. None of the Intellectual Property Assets is being infringed or otherwise used or available for use by any other person.

        The Company is in compliance with all of the agreements, arrangements, or laws (A) pursuant to which the Company has leased or licensed Intellectual Property Assets, or the use of Intellectual Property Assets as otherwise permitted (through non-assertion, settlement, or similar agreements or otherwise) by, any other person and (B) pursuant to which the Company has had Intellectual

        Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement, or similar agreements or otherwise). All such agreements, arrangements, or laws are in full force and effect in accordance with their terms and no default exists thereunder by the Company or by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

    The Company has made available or delivered to Acquiror true and complete copies of all licenses and arrangements (including amendments) applicable to this Section 2.1(p)(iv). All royalties, license fees, charges, and other amounts payable by, on behalf of, to, or for the account of, the Company in respect of Intellectual Property Assets are disclosed in the Financial Statements and summarized on the Company Disclosure Schedule.

        No claim or demand of any person has been made nor is there any proceeding that is pending, or threatened, nor is there, a reasonable basis therefor, which (A) challenges the rights of the Company in respect of any of the Intellectual Property Assets, (B) asserts that the Company is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge, or other amount with regard to any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement applicable to Section 2.1(p)(iv). None of the Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment, or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Company.

        There are, and immediately after the Effective Date will be, no contractual restrictions or limitations pursuant to any order, decisions, injunctions, judgments, awards, or decrees binding on the Company of any governmental authority on the Company's right to use the names and marks set forth on Schedule 0.

        INTELLECTUAL PROPERTY: means any and all Company, whether United States or foreign: (a) patents (including reexaminations, design patents, industrial designs, and utility models) and patent applications (including docketed patent disclosures awaiting filing, provisional applications, reissues, divisions, continuations, continuations-in-part, and extensions), patent disclosures awaiting filing determination, inventions, and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering, and technical drawings, product specifications, and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; and (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

        INTELLECTUAL PROPERTY ASSETS: means all Intellectual Property and all rights thereunder or in respect thereof primarily relating to or used or held for use in connection with the Company's business, including, but not limited to, rights to enforce and remedies against past, present, and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof.

        (q) INSURANCE. The Company Disclosure Schedule contains a complete and correct list and summary description of all insurance policies maintained by the Company. The Company has delivered to Acquiror complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied in all material respects with the terms and provisions of such policies. The Company Disclosure Schedule sets out all claims made by the Company under any policy of insurance during the past two years and, in the opinion of the Shareholders reasonably formed and held, there is no basis on which a claim should or could be made under any such policy.

        (r) REAL PROPERTY. The Company does not own, directly or indirectly, nor does the Company have any fixed or contingent obligation to acquire, any interest in real property.

        The Company Disclosure Schedule hereto contains a complete and correct list of all Leases, setting forth the address, landlord, and tenant for each Lease. The Company has delivered to Acquiror correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect. Neither the Company nor, any third party, is in default, violation, or breach in any material respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the lapse of time or both, would constitute a default, violation, or breach in any respect under any Lease. The Company enjoys peaceful and undisturbed possession under its Leases.

        The Leased Real Property constitutes all of the real property leased, occupied, or used by the Company. None of the Leased Real Property is subject to any sublease, assignment, or license.

        (s)  ENVIRONMENTAL MATTERS.

        COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company has complied and is in compliance in all material respects with all applicable Environmental Laws (as defined in Section 0 below) pertaining to the Leased Real Property and any of its properties and assets and the use and ownership thereof. No violation by the Company is being alleged of any applicable Environmental Law relating to any of its properties and assets, including the Leased Real Property, or the use or ownership thereof, or to the operation of the Company's business.

        OTHER ENVIRONMENTAL MATTERS.

           Neither the Company nor, any third person (including any tenant or subtenant) has caused or taken any action or is aware of any action that will result in, and the Company is not subject to, any material liability or obligation or any threatened material liability or obligation relating to (x) the environmental conditions on, under, or about any real property or other properties leased, operated, or used by the Company or any predecessor thereto, including the Leased Real Property, at the present time or in the past, including without limitation, the air, soil, and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal, or release of any Hazardous Substances (as defined in Section 2.1(s)(iii)(D) below).

           The Company has disclosed and made available to Acquiror all information, including without limitation all studies, analyses, and test results, in the possession, custody, or control of or otherwise known to the Company relating to (x) the environmental conditions on, under, or about any real property, including the Leased Real Property, or other properties or assets owned, leased, operated, or used by the Company or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Substances used, managed, handled, transported, treated, generated, stored, disposed of, or released by the Company or any other person on, under, about, or from the Leased Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company, or the Company's business, which might reasonably result in liability to the Company.

        DEFINITIONS.

        ENVIRONMENTAL LAWS: all applicable laws relating to the protection of the environment, to human health and safety, industrial hygiene, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, release, threatened release, or transportation of any Hazardous Substances, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act,
    (ii) all other requirements pertaining to reporting, licensing, permitting, investigation, or remediation of emissions, discharges, releases, or threatened releases of Hazardous Substances into the air, surface water, ground water, or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

        ENVIRONMENTAL LIABILITIES AND COSTS:  all Losses (as defined below in
    Section 6.1), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to remedial actions, and all fees, disbursements and expenses of counsel, experts, personnel, and consultants based on, arising out of, or otherwise in respect of: (i) the ownership or operation of the Company's business, the Leased Real Property or any other real properties, assets, equipment, or facilities, by the Company, or any of its predecessors or affiliates;
    (ii) the environmental conditions, whether known or unknown, existing on the Effective Date on, under, above, or about any Leased Real Property or any other real properties, assets, equipment, or facilities currently or previously owned, leased, or operated by the Company, or any of its predecessors or affiliates; and (iii) expenditures necessary to cause any Leased Real Property or any aspect of the Company's business to be in compliance with any and all requirements of Environmental Laws as of the Effective Date, including, without limitation, all Environmental Permits (as defined in 0 below) issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Leased Real Property.

        ENVIRONMENTAL PERMITS: any federal, state, or local permit, license, registration, consent, order, administrative consent order, certificate, approval, or other authorization with respect to the Company necessary for the conduct of the Company's business as currently conducted or previously conducted under any Environmental Law including any renewals thereof.

        HAZARDOUS SUBSTANCES: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas, or related materials,
    (ii) requires investigation, removal, or remediation or for which there are restrictions pursuant to any Environmental Law regarding its use or disposal, under any Environmental Law, or is defined, listed, or identified as a "hazardous waste," "toxic substance," "toxic material," "pollutant," or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radiologically contaminated, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

        (t) EMPLOYEES, LABOR MATTERS, ETC. The Company is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, attempting to represent any employees employed by the Company. There has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other similar labor activity with respect to any employees employed by the Company. There are no labor disputes currently subject to any grievance procedure, arbitration, or litigation, and there is no representation petition pending or threatened with respect to any employee employed by the Company. The Company has complied and will comply through the Effective Date with all provisions of applicable law pertaining to the employment of employees including without limitation all such applicable law relating to labor relations, termination of employees, employee layoffs, equal employment, fair employment practices, entitlement, prohibited discrimination, or other similar employment practices or acts. The Company has not incurred any liability in connection with the termination or layoff of any of its employees that was not resolved or discharged in connection with such termination or layoff. The Company Disclosure Schedule sets forth each current employee's salary or compensation, vacation earned, vacation pay, money owed to any employee, and reimbursements owed to any employee to the extent the monthly aggregates of such reimbursements to all employees exceed $12,000. The Company has not materially changed its vacation policy to the detriment of the Company since December 31, 1999.

        (u) EMPLOYEE BENEFIT PLANS. The Company Disclosure Schedule lists each pension, retirement, profit-sharing, deferred compensation, bonus, or other incentive plan, or other employee benefit program, arrangement, agreement, or understanding, or medical, vision, dental, or other health plan or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in
    Section 3(3) of ERISA, to which the Company contributes or to which the Company is a party or by which the Company is bound or under which the Company may have any liability, whether written or unwritten, and under which employees or former employees of the Company (or their beneficiaries) are eligible to participate or derive a benefit ("Employee Benefit Plans"). The Company has delivered to Acquiror true, correct, and complete copies of all Employee Benefit Plans and related trust agreements. With respect to each Employee Benefit Plan that the Company or any member of a controlled group of organizations that includes the Company within the meaning of
    Section 414(b), (c), or (m) of the Code ("Commonly Controlled Entity"), maintains or ever has maintained, or to which any of them contributes, ever has contributed, or ever has been required to contribute:

           No such Employee Benefit Plan that is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been completely or partially terminated or has been the subject of a "reportable event" (other than as may be caused by this Agreement) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"). No proceeding by the PBGC to terminate any such employee pension benefit plan has been instituted or threatened.

           The Company has not incurred, and none of the Company's shareholders, directors, officers, and employees with responsibility for employee benefits matters has any reason to expect that the Company will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability).

           Neither the Company nor any Commonly Controlled Entity (A) currently maintains or contributes to any employee benefit plan subject to Title IV of ERISA as to which the assets of each such Employee Benefit Plan are not at least equal in value to the present value of the projected benefit obligations (vested and unvested) of the participants in such Employee Benefit Plan, based on the actuarial methods and assumptions used in the most recent actuarial valuation report; or
       (B) has any liability for any lien imposed under section 302(f) of ERISA or interest payment required under Section 302(e) of ERISA or Section 412(n) of the Code or excise Tax imposed by Section 4971 of the Code.

           Neither the Company nor any Commonly Controlled Entity has engaged in any transaction that may result in the imposition of any excise Tax under Sections 4971 through 4980 of the Code, or otherwise incurred a liability for any excise Tax, other than excise Taxes that have been paid. Neither the Company nor any Commonly Controlled Entity is now, nor will at any time by virtue of any action taken prior to the Effective Date, be subject to the requirement to provide security under Section 401(a)(29) of the Code.

           Neither the Company nor any Commonly Controlled Entity has engaged in, or has entered into any arrangement pursuant to which any person or entity is contractually bound to enter into, any transaction that could result in imposition upon either the Company or Acquiror of either an excise Tax under Section 4975 of the Code or civil liability under
       Section 502(i) of ERISA.

           Neither the Company nor any Commonly Controlled Entity contributes to, ever has contributed to, or ever has been required to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA or any "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA or has any liability (including withdrawal liability) under any multi-employer plan or multiple employer plan.

           The Company does not maintain and has not maintained, or contribute, ever contributed, or has ever been required to contribute to, any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code
       Section 4980B).

           Each Employee Benefit Plan that is intended to be qualified under
       Section 401(a) of the Code is so qualified and has received a favorable determination letter the IRS under Section 401(a) of the Code and each trust related thereto has been determined by the IRS to be exempt from Tax pursuant to Section 501(a) of the Code. No event has occurred since the date of such determinations, including effective changes in laws or modifications to the plan or arrangement, that would adversely affect such qualification or Tax exempt status, other than the failure to make any required amendments the time for the adoption of which has not yet expired. The Company will deliver to the Acquiror true and complete copies of the most recent IRS determinations letters with respect to each such Plan.

           The Company has in all respects performed all obligations required to be performed by it under ERISA, the Code and any other applicable state, federal or foreign law and under the terms of each Employee Benefit Plan. The Company has no knowledge of and has received no written notice of the existence of any material default or violation by any other party of any of such laws, terms or requirements applicable to any of the Employee Benefit Plans. All contributions (including contributions that consist of employee deferrals) required of the Company have been completely and timely made in compliance with all applicable laws or agreements, all such contributions have been and are deductible for income Tax purposes, and no such contributions or deductions have been challenged or disallowed by any governmental entity or other tribunal.

           Other than routine claims for benefits, the Company has not received any written notice of any pending material claims or lawsuits which have been asserted or instituted against any of the Employee Benefit Plans, the assets of the trust or funds under the Employee Benefit Plans, the sponsor or administrator of any of the Employee Benefit Plans, or against any fiduciary of any of the Employee Benefit Plans with respect to the operation of such Plan.

           The Company has no knowledge of and has received no written notice of any pending investigation or pending enforcement action by the PBGC, the Department of Labor, the IRS, or any other governmental agency with respect to any of the Employee Benefit Plans.

           All obligations or liabilities incurred with respect to each Employee Benefit Plan that is an "Employee Welfare Benefit Plan" within the meaning of Section 3(l) of ERISA are fully and completely insured by an insurance policy issued by an insurance company licensed to sell insurance products in the applicable state. With respect to any insurance policy that has, or does, provide insurance for benefits under any Employee Benefit Plan, (A) there will be no material liability of the Company or the Acquiror in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability as of the Effective Date, nor would there be any such liability if such insurance policy were terminated on the date hereof, and (B) no insurance company issuing any such policy is in receivership, conservatorship, liquidation, or similar proceeding and, no such proceedings with respect to any insurer are imminent.

           Each group health plan of the Company has at all times been operated in compliance with the provisions of Code Section 4980B.

        (v) CONFIDENTIALITY. The Company has taken reasonable steps necessary to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to its business, including but not limited to information relating to the distribution, marketing, or pricing of any of its products or services or any promotional plans related thereto.

        (w) NO GUARANTEES. None of the obligations or liabilities of the Company is guaranteed by or subject to a similar contingent obligation of any other person. The Company has not guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other person. There are no outstanding letters of credit, surety bonds, or similar instruments of the Company or any affiliate of the Company in connection with the Company's business.

        (x) RECORDS. The minute books of the Company are complete and correct in all material respects. The books of account of the Company are sufficient to prepare the Financial Statements in accordance with GAAP. There are no false or fictitious entries on the books and records of the Company.

        (y) BANK ACCOUNTS. The Company Disclosure Schedule sets forth a complete and correct list containing the names of each bank in which the Company has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

        (z) BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of the Company or the Shareholders in such manner as to give rise to any valid claim against the Company, Acquiror, or any of their affiliates for any brokerage or finder's commission, fee, or similar compensation, or for any bonus payable to any officer, director, shareholder, employee, agent, or sales representative of or consultant to the Company or the Shareholders or any affiliate of the Company or the Shareholders upon consummation of the transactions contemplated hereby or thereby or otherwise.

        (aa) RECEIVABLES. All of the Company's accounts receivable that are reflected in the Financial Statements, and all such receivables which will have arisen since December 31, 2000 and through the Effective Date, shall have arisen only from bona fide transactions in the ordinary course of business. The Shareholders have no knowledge of any facts or circumstances (other than general economic conditions) that would result in any material increase in the uncollectability of such receivables in excess of the reserves therefor set forth in the Financial Statements. The Company Disclosure Schedule hereto accurately lists as of February 23, 2001 all overdue accounts receivable, the amount owing and the aging of such receivables, the name and last known address of the party from whom such receivable is owing, and any security in favor of the Company for the repayment of such accounts receivable that the Company purports to have. The Company has provided access to Acquiror to complete and correct copies of all instruments, documents, and agreements evidencing such accounts receivable and of all instruments, documents, or agreements, if any, creating security therefor. The Company has valid and perfected security interests in such security (to the extent such priority may be obtained under applicable law by possession of such security or the filing of financing statements or similar documents with respect thereto).

        (bb) BACKLOG. All of the Company's backlog of unfilled orders, as of February 23, 2001, for products or services sold by the Company represent bona fide transactions incurred in the ordinary course of the Company's business and are set forth in the Company's Disclosure Schedule.

        (cc) PAYMENTS TO THE SHAREHOLDERS. Since December 31, 2000, neither the Company nor any other person acting on behalf of or for the benefit of the Company has, directly or indirectly, made any distributions, or paid any dividends or made any other payments of any kind or nature to any Shareholder or any affiliate thereof other than ordinary course salaries and employment benefits.

        (dd) DISCLOSURE. No representation or warranty by the Company or Shareholders contained in this Agreement nor any certificate or agreement furnished or to be furnished by or on behalf of the Company or Shareholders in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no material fact (other than matters of a general economic or political nature which do not affect the Company uniquely), known to the Shareholders that has not been disclosed to Acquiror that might reasonably be expected to have or result in a Material Adverse Effect.

        (ee) NO CONTRACTUAL INTERFERENCE. At no time in the course of the discussions of the transactions contemplated by this Agreement did Acquiror induce Shareholders or the Company to impair or terminate any contractual relationship to which he or it is a party or to deprive any person of any prospective economic benefit.

        (ff) ADEQUACY OF INFORMATION SYSTEMS. Each component of the Company's management information and operating systems relating to or supportive of the Company's sales, accounting, inventory, distribution, and other material systems and operations, including all hardware and software relating thereto (collective "MIS Systems"), is adequate to support the Company's present and expected future business operations.

        (gg) NO LIABILITY UPON TERMINATION OF ROES. In the event the Company were to terminate any of the ROE contracts identified on
    Exhibit 2.1(e)(1) to the Company Disclosure Schedule under the heading "Liability to Build-Out ROE Contracts (Dispose))", neither the Company nor any of its subsidiaries would incur any liability or damages in connection with the termination of such contracts.

        (hh)  NO DEFAULT OF ANY ROE CONTRACTS.  The Company Disclosure
    Schedule includes a list of all of the Company's ROE contracts. The Company is not in default under any of such ROE contracts and no event or condition has occurred with respect to such ROE contracts, which with notice, passage of time, or both, would constitute an event of default or breach.

        (ii) TREATMENT OF ACCOUNTS PAYABLE. The Company immediately treats all amounts invoiced to the Company as accounts payable, with the exception of those amounts that require field approval in connection with the build out of ROE contracts and except for other invoices that do not exceed in the aggregate $30,000. As of the Effective Date, the Company may supplement
    Exhibit 2.1(g)(xxii) of the Company Disclosure Schedule to account for all accounts payable since the date of this Agreement through the Effective Date.

    2.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUBSIDIARY. Acquiror represents and warrants to the Shareholders and the Company as follows:

        (a) CORPORATE STATUS; AUTHORIZATION, ETC. Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Acquiror and Subsidiary of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Acquiror and Subsidiary, and no further corporate action is necessary on the part of Acquiror or Subsidiary to make this Agreement a legal, valid, and binding obligation of Acquiror and Subsidiary, enforceable against them in accordance with its terms. Acquiror and Subsidiary have duly executed and delivered this Agreement. This Agreement and any agreements executed in connection herewith constitute the legal, valid, and binding obligation of Acquiror and Subsidiary, enforceable against both Acquiror and Subsidiary in accordance with their terms.

        (b) NO CONFLICTS, ETC. The execution, delivery, and performance by Acquiror and Subsidiary of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) the articles of incorporation or bylaws or other organizational documents of Acquiror or Subsidiary,
    (ii) any law applicable to Acquiror, or any affiliate of Acquiror, or any of its properties or assets, or (iii) any contract to which Acquiror or any of its affiliates is a party or by which Acquiror, or its affiliates, or any of their respective properties or assets, may be bound or affected. Except for the filing of the articles of merger with the Secretary of State of the State of Washington, no governmental approval or other consent is required to be obtained or made by Acquiror or Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (c) CAPITALIZATION. As of the Effective Date and after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Acquiror will consist of the following: (i) 100,000,000 shares of common stock, par value $.001 per share, of which 3,759,643 shares plus the Newly Issued Shares of Acquiror's Common Stock will be issued and outstanding as of the Effective Date and (ii) 50,000,000 shares of preferred stock, par value $.001 per share, with (1) 7,000,000 shares designated as Series A Preferred Stock, par value $.001 per share, of which (w) 3,000,000 shares will be issued and outstanding as of the Effective Date assuming the Acquiror sells $3,000,000 of such shares prior to the Effective Date at $1.00 per share; (x) 2,000,000 shares will be issued and outstanding as of the Effective Date assuming the Acquiror sells $3,000,000 of such shares prior to the Effective Date at $1.50 per share; (y) 2,750,000 shares will be issued and outstanding as of the Effective Date assuming the Acquiror sells $2,750,000 of such shares prior to the Effective Date at $1.00 per share; and (z) approximately 1,833,333 shares will be issued and outstanding as of the Effective Date assuming the Acquiror sells $2,750,000 of such shares prior to the Effective Date at $1.50 per share; (2) 2,625,000 shares designated as Series B Preferred Stock, par value $.001 per share, of which 2,625,000 shares will be issued and outstanding as of the Effective Date (subject to adjustment pursuant to Section 1.4(e)); and (3) 7,875,000 shares designated as Series C Preferred Stock, par value $.001 per share, of which 7,875,000 shares will be issued and outstanding as of the Effective Date (subject to adjustment pursuant to Section 1.4(e)). All such shares have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the Effective Date, Acquiror shall have reserved: (1) 7,000,000 shares of Series A Preferred Stock for issuance to investors in connection with Acquiror's offering of restricted Series A Preferred Stock; (2) 7,165,000 shares of common stock for issuance upon conversion of the Series A Preferred Stock and Series C Preferred Stock; and (3) a sufficient number of shares of common stock for issuance upon the conversion of certain debt instruments and exercise of certain warrants and options as identified and described on Schedule 2.2(c) attached hereto. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which Acquiror is a party or by which it is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or obligating Acquiror to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

        (d) VALID ISSUANCE OF STOCK. The shares of Acquiror Stock to be issued pursuant to the transactions contemplated hereby will, upon issuance and delivery in accordance with this Agreement, be duly authorized, validly issued, and fully paid and nonassessable.

        (e) LITIGATION. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry, or investigation of any nature, civil, criminal, regulatory, or otherwise, in law or in equity, pending, or threatened against Acquiror or in connection with or relating to the transactions contemplated by this Agreement, and, to the knowledge of Acquiror, there is no basis for the same. No citations, fines, or penalties have been asserted against Acquiror under any Environmental Law.

        (f) COMPLIANCE WITH SECURITIES LAWS. Assuming the correctness of the representations made by the Shareholders in the Investor Representation Statements in form of Exhibit F, the offer and sale of the Acquiror Stock to the Shareholders is in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

        (g) FINANCIAL STATEMENTS. Acquiror has furnished or made available to Company a true and complete copy of each statement, report, schedule, registration statement, and definitive proxy or information statement filed by Acquiror with the Securities and Exchange Commission ("SEC") on or since February 10, 2000 (the "Acquiror SEC Documents"), which are all the documents (other than preliminary material) that Acquiror was required to file with the SEC. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Acquiror SEC Documents, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Acquiror included in the Acquiror SEC Documents (the "Acquiror Financial Statements") (i) were prepared in accordance with the books and records of Acquiror; (ii) were prepared in accordance with GAAP, consistently applied except as otherwise permitted by Form 10-Q, and comply as to form with all applicable accounting requirements and with the rules and regulations of the SEC; (iii) reflect all necessary adjustments and accruals (subject to normal year-end audit adjustments in the case of unaudited interim Acquiror Financial Statements) and otherwise fairly present Acquiror's consolidated financial condition and the results of its operations and cash flows at the relevant dates thereof and for the periods covered thereby in accordance with GAAP; (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes, federal, state, local or foreign, with respect to the periods then ended; and (v) with respect to contracts and commitments for the sale of goods or the provision of services by Acquiror, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts. There has been no change in Acquiror's accounting policies or the methods of making accounting estimates or changes in estimates that are material to Acquiror Financial Statements or estimates except as described in the notes thereto. Except as set forth in the Acquiror's SEC Documents and Schedule 2.2(g) attached hereto, since the Acquiror Financial Statements for the period ended December 31, 2000, the Acquiror has not suffered any material change in its financial condition, results, or prospects. Acquiror may, in its sole discretion, advance additional funds to the Company prior to the Effective Date on terms and conditions to be agreed upon.

        (h) FILING OF REPORTS. Since February 10, 2000, Acquiror has filed all reports Acquiror was required to file under the Securities Exchange Act of 1934, including, but not limited to, reports on Forms 10-K, 10-Q, and 8-K. Except as set forth on Schedule 2.2(h), such reports were prepared in accordance with all applicable regulations of the SEC and contain all information required to be reported therein and such reports, and the information contained therein, are accurate in all material respects.

        (i)  COMPLIANCE WITH LAWS; COMPLIANCE WITH SECURITIES LAWS.

        Acquiror has complied in all material respects with all applicable laws applicable to it or otherwise in any manner affecting Acquiror's business and Acquiror has received no notice alleging any such conflict, violation, breach, or default.

        All capital stock of Acquiror was issued by Acquiror in compliance with all applicable Federal and state securities laws.

        (j) BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Acquiror in such manner as to give rise to any valid claim against the Shareholders for any brokerage or finder's commission, fee, or similar compensation.

        (k) NO INTENT TO REDEEM THE SERIES C PREFERRED STOCK. Acquiror has no current intent to redeem the Series C Preferred Stock.

        (l) DISCLOSURE. No representation or warranty by Acquiror contained in this Agreement nor any certificate or agreement furnished or to be furnished by or on behalf of Acquiror in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no material fact (other than matters of a general economic or political nature which do not affect Acquiror uniquely), known to Acquiror that has not been disclosed to the Company that might reasonably be expected to have or result in a Material Adverse Effect.

                                   ARTICLE 3
                                   COVENANTS

3.1 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS.

        (a) CONDUCT OF BUSINESS. From the date hereof to the Effective Date (and thereafter with respect to any covenant or agreement extending beyond the Effective Date), except as expressly permitted or required by this Agreement, as contemplated by the Company's Business Plan dated
    January 2001, a copy of which has been delivered to Acquiror, or as otherwise consented to by Acquiror in writing, the Company will, and the Shareholders will cause the Company to:

           subject to access to cash, carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and employees, and subject to costs, preserve its relationship with customers, suppliers, and others having business dealings with it, with the goal and intent that its goodwill and ongoing business will be in all material respects unimpaired following the Effective Date;

           subject to access to cash, pay accounts payable and other obligations of the Company when they become due and payable in the ordinary course of business consistent with prior practice;

           subject to access to cash, perform in all material respects all of its obligations under all contracts and other agreements and instruments and comply in all material respects with all applicable laws applicable to it;

           other than sales and purchases of inventories or services in the ordinary course not exceeding $2,500 individually or $15,000 in the aggregate (except to fulfill obligations under ROE Agreements listed on the Company Disclosure Schedule at Exhibit 2.1(e)(1), Liability to

       Build out ROE Contracts (Complete)), not enter into or assume any material agreement, contract, or instrument, or enter into or permit any material amendment, supplement, waiver, or other modification in respect thereof;

           not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee or institute, adopt, or amend (or commit to institute, adopt, or amend) any compensation or benefit plan, policy, program, or arrangement or collective bargaining agreement applicable to any such employee;

           continue all policies of insurance in full force and effect;

           not make any change or modification in the Company's accounting practices, policies, or procedures;

           not file any Tax Returns without the consent of the Acquiror;

           not make any distributions to the Shareholders with respect to cash, property, assets, or stock of the Company; and

           not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 2.1.

        (b) NO SOLICITATION. No Shareholder, nor any affiliate of any Shareholder (including the Company), nor any person acting on any of such parties' behalf, will (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Company's business or
    (ii) furnish or cause to be furnished any non-public information concerning the Company to any person (other than Acquiror and its agents and representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to Acquiror. No Shareholder, nor any affiliate of any Shareholder (including the Company) will sell, transfer, or otherwise dispose of, grant any option or proxy to any person with respect to, create any Lien upon, or transfer any interest in, any of the Company's assets, other than in the ordinary course of business and consistent with this Agreement. No Shareholder, nor any affiliate of any Shareholder (including the Company) will transfer or otherwise dispose of, grant any option or proxy to any person with respect to, create any Lien upon, or transfer any interest in, any of the capital stock of the Company other than pursuant to the provisions of this Agreement. The foregoing restrictions shall terminate upon termination of this Agreement.

        (c)  FURTHER ACTIONS.

        Subject to requirements of law, the Company and the Shareholders will not, nor will they permit any of their affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Acquiror.

        The Company and the Shareholders will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications, and information required to be filed or supplied by them pursuant to applicable law in connection with this Agreement and the consummation of the other transactions contemplated hereby.

        The Company and the Shareholders, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents (including, without limitation, all governmental approvals and any consents required under any contract) necessary to be obtained by them in order to consummate the transactions contemplated thereby.

        The Company and the Shareholders will, and will cause each of their affiliates to, coordinate and cooperate with Acquiror in exchanging such information and supplying such assistance as may be reasonably requested by Acquiror in connection with the filings and other actions contemplated by
    Section 3.2(a).

        At all times prior to the Effective Date, the Company and the Shareholders will promptly notify Acquiror in writing of any fact, condition, event, or occurrence known to the Company or the Shareholders in the exercise of reasonable business prudence that will or may result in the failure of any of the conditions contained in Sections 4.1 and 4.2 to be satisfied, promptly upon becoming aware of the same.

        (d) FURTHER ASSURANCES. Following the Effective Date, the Shareholders will, and will cause each of their affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances, or assurances and take such other actions as may be reasonably necessary, or otherwise reasonably requested by Acquiror, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

        (e) CERTIFICATE OF TAX AUTHORITIES. On or before the Effective Date, the Company and the Shareholders will provide to Acquiror certificates from all appropriate taxing authorities stating that no Taxes are due to any state or other taxing authority, except for such certificates with respect to California.

        (f)  FINANCIAL TREATMENT OF ACQUIROR'S SERIES A PREFERRED STOCK,
    SERIES B PREFERRED STOCK, AND SERIES C PREFERRED STOCK. In the event Acquiror's accountants, which shall be a nationally recognized accountancy firm, determine that the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock should be treated as debt on Acquiror's financial statements, the Company and the Shareholders will take all steps reasonably requested by the Acquiror to revise, amend, or modify the terms of Acquiror's Series A Preferred Stock, Series B Preferred Stock and
    Series C Preferred Stock in order for such preferred stock to be properly presented as equity on Acquiror's financial statements, provided that Acquiror shall use its reasonable best efforts so that the Company and Shareholders are not required to agree to any revision, amendment or modification that would materially adversely affect the basic economic terms of this Agreement and the Acquiror's preferred stock, taken as a whole.

        (g) COMPLETION OF AUDIT. Within forty-five (45) days of the date of Closing, the Shareholders shall cause an audit (the "Audit") of the Company's business and financial condition for the fiscal years 1999 and 2000 to have been completed, an audit report issued to the Company in a form reasonably acceptable to Acquiror indicating no Material Adverse Change since the Financial Statements previously provided to the Acquiror, audited financial statements delivered to Acquiror and prepared accordance with the rules and regulations under Regulation S-X and Form 8-K for inclusion of such audited financial statements in the Company's report on Form 8-K (the "Audited Statements"), and the consent of the accountancy firm performing the Audit to include the Audited Statements in the Company's report on Form 8-K and any required amendments. The Shareholders shall select the accountancy firm to perform the Audit; however, such accountancy firm must be reasonably acceptable to Acquiror. All fees and expenses incurred in the connection with the Audit shall be paid by Geneva Associates Merchant Banking Partners I, LLC directly to the accountancy firm performing the Audit upon demand.

        (h)  TERMINATION OF CERTAIN ROES; NO TRANSFER OR SALE OF CERTAIN
    ROES. Within sixty (60) days of the date of this Agreement, the Shareholders shall use their reasonable best efforts to cause the Company to terminate the ROE contracts identified on Exhibit 2.1(e)(1) to the Company Disclosure Schedule under the heading "Liability to Build-out ROE Contracts (Dispose)" and to obtain a release of any and all claims, whether known or unknown, from any parties to such ROE contracts, all in the form and upon terms reasonably satisfactory to Acquiror. Without Acquiror's prior written consent, which will not be unreasonably withheld or delayed, neither the Shareholders nor the Company shall sell, assign, dispose, mortgage, or otherwise transfer to any other party any of the ROE contracts identified on Exhibit 2.1(e)(1) to the Company Disclosure Schedule under the heading "Liability to Build-out ROE Contracts (Dispose)."

    3.2  COVENANTS OF ACQUIROR.

        (a)  FURTHER ACTIONS.

        Acquiror agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper, or advisable to consummate the transactions contemplated hereby by the Effective Date.

        Acquiror will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications, and information required to be filed or supplied by Acquiror pursuant to applicable law in connection with this Agreement and the consummation of the other transactions contemplated hereby and thereby.

        Acquiror will coordinate and cooperate with the Company and the Shareholders in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the Company and the Shareholders in connection with the filings and other actions contemplated by Section 3.1(c).

        At all times prior to the Effective Date, Acquiror will promptly notify the Company and the Shareholders in writing of any fact, condition, event, or occurrence that will or may result in the failure of any of the conditions contained in Sections 4.1 and 4.3 to be satisfied, promptly upon becoming aware of the same.

        (b) FURTHER ASSURANCES. Following the Effective Date, Acquiror will, and will cause all of its affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances, or assurances and take such other actions as may be reasonably necessary, or otherwise reasonably requested by the Company and the Shareholders, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated thereby.

        (c)  [Intentionally omitted].

        (d) BOARD EXPANSION. Acquiror shall have taken all required actions to expand Acquiror's Board of Directors to include the designee of Geneva Associates Merchant Banking Partners I, LLC.

        (e) PREFERRED STOCK REDEMPTIONS. For the period of three years following the Effective Date, Acquiror shall utilize ten percent (10%) of the net proceeds received from any future sales or grants of equity (excluding Acquiror's offering and sale of up to $7,000,000 by May 31, 2001 of its Series A Preferred Stock, par value $.001 per share, equity issued to employees, consultants, directors, officers, or in connection with any acquisition or other business combination) as follows: (i) first towards the outstanding principle and accrued but unpaid interest outstanding under the promissory note issued to BroadbandNOW, in the form of Exhibit C and
    (ii) then for redemption of the Series B Preferred Stock and Series C Preferred Stock as provided by the Acquiror's Articles of Incorporation. Such ten percent (10%) net proceeds shall first be used to redeem the Series B Preferred Stock in full, and then towards the redemption of the Series C Preferred Stock.

        (f) RELEASE OF CERTAIN GUARANTEES. Acquiror shall use reasonable efforts to have the personal guarantees of Jay Gordon and Alan Willet released on or before the first anniversary of the Effective Date.

        (g) ACCESS TO PERFORM THE AUDIT. Acquiror shall allow the accountancy firm retained by the Shareholders to perform the Audit required under
    Section 3.1(g) of this Agreement reasonable access to the books, records, properties, Company officers and directors, and other information that is customarily required to perform the Audit.

        (h) MINIMIZE INDEMNIFICATION OBLIGATIONS. Following the Effective Date, Acquiror shall use its reasonable efforts to minimize the underlying obligations that give rise to the Shareholders' indemnification obligations under Article 6 with respect to those items for which the Company is either in violation of or in default under, as specifically disclosed in the Company Disclosure Schedule.

    3.3  EXCHANGE RIGHT FOR SHAREHOLDERS ACQUIRING SERIES C PREFERRED STOCK.

        (a) EXCHANGE RIGHT. From and after the Effective Date, each Shareholder holding Series C Preferred Stock shall have the right, at the option of such Shareholder, to surrender to Acquiror all certificates representing the Series C Preferred Stock held by such Shareholder (the "Exchange Shares") and to receive in exchange therefore the following:

           A number of fully paid and nonassessable shares of Acquiror's Common Stock equal to the product of the number of Exchange Shares surrendered to Acquiror, multiplied by 0.020952 (the "Series C Exchange Rate"), rounded to the nearest number of whole shares, and

           A return of that portion of the Exchange Shares determined by multiplying the total number of Exchange Shares surrendered by that number calculated as follows: (x) 1 MINUS (y) the product of the Series C Exchange Rate times the Original Series A Issue Price (rounded to the nearest number of whole shares).

        By way of example, if a Shareholder holds 78,000 Exchange Shares and the Original Series A Issue Price is $1.50, then in exchange for the Shareholder's surrender of such 78,000 Exchange Shares, the Shareholder would receive the following: (x) 1,634 (78,000 * 0.020952) shares of Acquiror Common Stock and (y) would have returned to it 75,549 (78,000 * (1
    - (0.020952 * 1.50)) shares of Series C Preferred Stock.

        (b)  LIMITATIONS ON EXCHANGE RIGHTS.

        In order to exercise its rights hereunder, a Shareholder must exercise its exchange rights with respect to all Series C Preferred Stock held by such Shareholder. Once a Shareholder (or other holder of Series C Preferred Stock having the right to exercise the exchange rights set forth herein) effects such exchange, such Shareholder shall have no further right to exchange any shares of Series C Preferred Stock.

        The Series C Exchange Rate was established so that upon the surrender of all Exchange Shares pursuant hereto, the total number of shares of Common Stock to be issued upon the exchange would equal approximately 165,000 (subject to adjustment as provided herein). The Series C Exchange Rate shall be subject to adjustment as set forth below.

        The exchange right provided for herein will terminate with respect to any Exchange Shares on the date specified in a notice of redemption of such Exchange Shares, given by Acquiror in accordance with Section III.5 of the Certificate of Designation, Preferences and Other Rights in the form of Exhibit B attached hereto. Such termination date shall not be earlier than thirty (30) days and not later than sixty (60) days after the giving of such notice.

        (c) MECHANICS. Before any holder of Series C Preferred Stock shall be entitled to participate in the exchange permitted by Section 3.3(a) above, such holder shall surrender all certificates representing the Exchange Shares, duly endorsed, at the office of the Acquiror or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Acquiror at its principal corporate office, of the election to exchange the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock to be issued and Series C Preferred Stock to be returned are to be issued. The Acquiror shall, as soon as practicable after delivery of the surrendered certificates as referenced above, issue and deliver at such office to such holder of Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock and Series C Preferred Stock to which such holder shall be entitled as aforesaid. Such exchange shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Exchange Shares, and the person or persons entitled to receive the shares of Common Stock and Series C Preferred Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Series C Preferred Stock as of such date.

        (d)  ADJUSTMENTS TO SERIES C EXCHANGE RATE.

        In the event the Acquiror should at any time or from time to time after the initial issuance of shares of Series C Preferred Stock effect a split or subdivision of the outstanding shares of Common Stock or make a dividend or other distribution to the holders of Common Stock, payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the date of such dividend distribution, split or subdivision, the Series C Exchange Rate shall be appropriately increased so that the number of shares of Common Stock issuable on exchange of each share of Series C Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock (including Common Stock Equivalents).

        If the number of shares of Common Stock outstanding at any time after the initial issuance of Series C Preferred Stock by the Acquiror is decreased by a combination of the outstanding shares of Common Stock, then upon such event the Series C Exchange Rate shall be appropriately reduced so that the number of shares of Common Stock issuable on exchange of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

        (e) OTHER DISTRIBUTIONS. In the event the Acquiror shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Acquiror or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.3(d), then, in each such case for the purpose of this Section 3.3(d), the holders of Series C Preferred Stock shall be, on an exchange effected pursuant to this
    Section 3.3(e), entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Acquiror into which their shares of Series C Preferred Stock are exchangeable as of the record date fixed for the determination of the holders of Common Stock of the Acquiror entitled to receive such distribution.

        (f) RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock of the Acquiror (other than a subdivision or combination of shares provided for elsewhere in this
    Section 3.3) provision shall be made so that the holders of each share of Series C Preferred Stock shall thereafter be entitled to receive upon exchange of such share of

    Series C Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exchange would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of each share of Series C Preferred Stock after the recapitalization to the end that the provisions of this Section (including adjustment of the Series C Exchange Rate then in effect and the number of shares issuable upon conversion of shares of Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

        (g)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

        No fractional shares shall be issued upon exchange of the Series C Preferred Stock and the number of shares of Common Stock and Series C Preferred Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such exchange shall be determined on the basis of the total number of shares of Exchange Shares held by the holder at the time of the exchange, all of which Exchange Shares must be surrendered as provided herein.

        Upon the occurrence of each adjustment or readjustment of any Series C Exchange Rate pursuant to this Section, the Acquiror, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock still entitled to exchange rights as provided herein, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Acquiror shall, upon the written request at any time of any holder of Series C Preferred Stock still entitled to exchange rights as provided herein, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, and (B) the Series C Exchange Rate at the time in effect.

        (h) NOTICES OF RECORD DATE. In the event of any taking by the Acquiror of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or to receive any other right, the Acquiror shall mail to each Shareholder holding Series C Preferred Stock still entitled to exchange rights as provided herein, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or other distribution right, and the amount and character of such dividend or other distribution right.

        (i) RESERVATION. The Acquiror shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exchange of the shares of Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exchange of all then outstanding shares of Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, the Acquiror will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        (j) ASSIGNMENT. The rights of Shareholders under this Section 3.3 are assignable in connection with any transfer of at least 1,000 shares of Series C Preferred Stock (subject to adjustments for stock splits and the like) made in compliance with applicable law and any contractual restrictions in favor of the Acquiror.

                                   ARTICLE 4
                              CONDITIONS PRECEDENT

    4.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of the parties to consummate the transactions contemplated hereby will be subject to the fulfillment on or prior to the Effective Date of the following conditions:

        (a) NO INJUNCTION, ETC. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined, or otherwise prohibited by any applicable law, including any order, injunction, decree, or judgment of any court or other governmental authority. No court or other governmental authority shall have determined any applicable law to make illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such applicable law to such effect will be pending.

    4.2 CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligation of the Acquiror to consummate the transactions contemplated hereby will be subject to the fulfillment (or waiver by the Acquiror in its sole discretion), on or prior to the Effective Date, of the following additional conditions, which the Shareholders and the Company agree to use reasonable good faith efforts to cause to be fulfilled.

        (a) REPRESENTATIONS, PERFORMANCE. Except for representations and warranties that are made only as of a certain date, the representations and warranties of the Company and the Shareholders contained in this Agreement
    (i) will be true and correct in all material respects at and as of the date hereof, and (ii) will be repeated and will be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date. The Company and the Shareholders will have duly performed and complied with all covenants and agreements and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders prior to or on the Effective Date. The Company and the Shareholders will have delivered to Acquiror a duly authorized, properly executed certificate or certificates, dated the Effective Date, to the foregoing effect.

        (b) CONSENTS. The Company and the Shareholders will have obtained and will have delivered to Acquiror copies of (i) all governmental approvals or, in the case of Federal Communications Commission microwave licenses ("FCC Licenses"), grants of special temporary authority, required to be obtained by the Company and the Shareholders in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) all consents (including, without limitation, all consents required under any contract) or, in the case of FCC Licenses, grants of special temporary authority, necessary to be obtained in connection with contracts or agreements of the Company in order to consummate the transactions contemplated thereby.

        (c) NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development, or effect relating to the Company and the Shareholders shall have occurred, exist, or come to exist since the date of this Agreement, that, individually or in the aggregate, has constituted or resulted in or, in the sole and absolute discretion of Acquiror, could reasonably be expected to constitute or result in, a Material Adverse Effect.

        (d)  OTHER DOCUMENTS.  The Company and the Shareholders will deliver to
    Acquiror:

       certificates representing the Company Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock, free and clear of any Liens, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

       Employment Agreement in the form of Exhibit G, executed by Jay Gordon;

       an opinion addressed to Acquiror and dated the Effective Date, from Preston Gates & Ellis LLP, counsel to the Company, in the form reasonably acceptable to Acquiror and its legal counsel;

       evidence that all of the Company's employment agreements with any of its employees have been terminated on or before the Effective Date;

       written resignations of the Company's directors and officers, dated as of the Effective Date;

       if not otherwise required under Section 2.1(d), Financial Statements as reasonably requested by Acquiror;

       Executed Investor Representation Statements by each Shareholder in the form of Exhibit F;

       Executed Escrow Agreement in the form of Exhibit E;

       Executed Retention of Purchaser Representative Agreement by the Company, Acquiror and Allan G. Willet in the form of Exhibit H;

       Executed Purchaser Representative Agreement by each Shareholder holding Class A Common Stock of the Company and Allan G. Willet in the form of
       Exhibit I;

       The original $1,750,000 Cable Concepts, Inc., d/b/a Direct Digital Communications Senior Subordinated Note issued by the Company to BroadbandNOW, dated June 29, 2000, which has been properly assigned over, without recourse, by BroadbandNOW to Acquiror;

       The original $1,200,000 Amended and Restated Revolving Promissory
       Note issued by the Company to Geneva Associates Merchant Banking Partners I, LLC, dated February 2, 2001, which has been properly assigned over, without recourse, by Geneva Associates Merchant Banking Partners I, LLC to Acquiror;

       Certificates of insurance coverage regarding the insurance policies set forth on Item 2.1(q) of the Company Disclosure Schedule;

       LaSalle Bank National Association, Pacifica Bank, and all other lenders of the Company shall have delivered notices to the Company stating that the Company is in compliance with such credit facilities and no default has occurred or will occur with the passage of time, all dated within ten
       (10) days of the Effective Date; and

       such other evidence of the performance of all covenants and satisfaction of all conditions required of the Company and the Shareholders by this Agreement, at or prior to the Effective Date, as Acquiror or its counsel may reasonably require.

        (e) CONVERSION OF GENEVA ASSOCIATES MERCHANT BANKING PARTNERS I, LLC LOAN. Prior to Closing, Geneva Associates Merchant Banking Partners I, LLC will have converted all outstanding debt into Series B Preferred Stock, Acquiror's common stock, and Series A Preferred Stock (as contemplated by
    Section 1.4(d)).

        (f) CONVERSION OF BROADBANDNOW LOAN. Prior to Closing, BroadbandNow shall convert the total unpaid principle and accrued interest under the $1,750,000 Cable Concepts, Inc., d/b/a Direct Digital Communications Senior Subordinated Note issued by the Company to BroadbandNOW, dated June 29, 2000 into (a) 1,475,000 shares of Series B Preferred Stock, (b) a $750,000 promissory note due fifteen (15) months from the date of issuance, in substantially the form of Exhibit C attached hereto, and (c) Acquiror's common stock (as contemplated by Section 1.4(c)).

        (g) COMPLETION OF DUE DILIGENCE. Acquiror shall have conducted its due diligence investigation of the Company and shall have determined, in its sole absolute discretion, that the Company's relationship and agreements with Direct TV, business records, assets, contracts, liabilities, operations, and other aspects of its business are satisfactory to Acquiror, in its sole discretion, in all respects.

        (h) TERMINATION OF 401(K) PLAN. The Company's Board of Directors shall have adopted a resolution terminating the Company's 401(k) plan and 100% vesting of participants' accounts in the plan as of the Effective Date.

        (i) TERMINATION OF OPTIONS AND WARRANTS. Prior to Closing all options and warrants to acquire equity securities of the Company shall have been converted into Company common stock or terminated, without incurring any liability to the Company.

        (j) BROKERAGE OR FINDERS AGREEMENTS. The letter agreement dated January 13, 2000, as amended on February 25, 2000, between Geneva Associates Advisors, LLC and the Company shall have been terminated with no fee owing to Geneva Associates Advisors, LLC or its affiliates with respect to any transaction contemplated by this Agreement or any other fee owed by the Company to Geneva Associates Advisors, LLC.

        (k) STOCK PURCHASE AGREEMENTS. The Class A, Class B, Class C, and Class D Stock Purchase Agreements between the Company and the Shareholders shall have been terminated.

        (l) CONSENT OF LENDERS. All lenders, including LaSalle Bank National Association, Pacifica Bank, Broadband Now, and Geneva Associates Merchant Banking Partners I, LLC shall have consented to the terms of this Agreement and the transactions contemplated by this Agreement.

        (m)  [Intentionally omitted]

        (n) TERMINATION OF REGISTRATION RIGHTS. All rights the Company has granted to any employee, director, officer, consultant, or other party regarding the registration of securities under the Securities Act shall have been terminated.

        (o) DIRECT TV CONSENT. Direct TV shall have consented to the Merger, in a form and on terms satisfactory to Acquiror, in its sole discretion, and Direct TV shall have acknowledged it will continue its relationship with the Company and Acquiror after the Effective Date, on terms currently applicable to the Company.

        (p) TERM EXTENSION OF PACIFICA BANK CREDIT FACILITY. Pacifica Bank shall have extended the term of the Company's credit facility until at least May 30, 2002, all on terms reasonably satisfactory to Acquiror.

        (q) TERMINATION OF EMPLOYMENT AGREEMENTS. All employment agreements between the Company and any of its employees shall have been terminated.

        (r) LASALLE BANK NATIONAL ASSOCIATION PAYMENTS. Geneva Associates Merchant Banking Partners I, LLC shall release to LaSalle Bank National Association the $500,000 CD it has pledged to LaSalle Bank National Association, $250,000 of which shall be applied towards the total unpaid principal and the balance towards accrued and future interest under that certain $2,000,000 promissory note of the Company, dated September 29, 2000(or such other terms as may be reasonably acceptable to Acquiror).

        (s)  [Intentionally omitted]

        (t)  RELEASE BY GENEVA ASSOCIATES MERCHANT BANKING PARTNERS I,
    LLC. Geneva Associates Merchant Banking Partners I, LLC and its affiliates shall have executed a written release from any fees, compensation, or other monies due from the Company or any of its Subsidiaries.

        (u)  [Intentionally omitted].

        (v) TERMINATION OF MOTOR HOME LEASE. The August 1, 1998 lease between the Company and Jay Gordon for the 36-month lease of a motor home shall have been terminated.

        (w) FOXCOM, INC. MEMORANDUM OF UNDERSTANDING. The November 23, 1999 Memorandum of Understanding between the Company and FOXCOM, Inc. shall have been terminated.

        (x) DISSENTER PAYMENTS. No Shareholder shall have elected any dissenter rights or associated payments under Washington law, Revised Code of Washington Chapter 23B.13.

    4.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS. The obligation of the Shareholders and the Company to consummate the transactions contemplated hereby will be subject to the fulfillment (or waiver by the Company and the Shareholders in their sole discretion), on or prior to the Effective Date, of the following additional conditions, which Acquiror agrees to use reasonable good faith efforts to cause to be fulfilled.

        (a) REPRESENTATIONS, PERFORMANCE, ETC. Except for representations and warranties that are made only as of a certain date, the representations and warranties of Acquiror contained in this Agreement (i) will be true and correct in all material respects at and as of the date hereof and (ii) will be repeated and will be true and correct in all material respects on and as of the Effective Date with the same effect as though made at and as of such time. Acquiror and Subsidiary will have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Acquiror or Subsidiary prior to or on the Effective Date. Acquiror will have delivered to the Company and the Shareholders a certificate, dated the Effective Date and signed by its duly authorized officer, to the foregoing effect.

        (b) CORPORATE PROCEEDINGS. All necessary corporate proceedings of Acquiror in connection with this Agreement and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, will be reasonably satisfactory in substance and form to the Company and the Shareholders and their counsel.

        (c) FILING OF ARTICLES OF AMENDMENT. Acquiror shall prepare and file, contemporaneously with the Closing, Articles of Amendment setting forth the rights and preferences of the Series B Preferred Stock and Series C Preferred Stock, substantially in the form of Exhibit B.

        (d) NEW CAPITAL. Acquiror will have received a minimum of $3,000,000 million of cash in respect of its sale of Series A Preferred Stock with substantially the rights and preferences set forth on Exhibit B, LESS all funds advanced or loaned by Acquiror to the Company prior to the Effective Date.

        (e) NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development, or effect relating to Acquiror shall have occurred, exist, or come to exist since December 31, 2000, that, individually or in the aggregate, has constituted or resulted in or could reasonably be expected to constitute or result in, a material adverse effect.

        (f) DELIVERY OF CERTIFICATES EVIDENCING THE PREFERRED STOCKS. Acquiror shall deliver to those Shareholders entitled to receive the Series B Preferred Stock and Series C Preferred Stock as set forth on Exhibit D of this Agreement, certificates evidencing such shares in the form acceptable to the Shareholders.

        (g) ARTICLES OF AMENDMENT. Acquiror shall have filed with the State of Nevada Office of the Secretary of State (i) Articles of
    Amendment authorizing "blank check" preferred stock and (ii) the Articles of Amendment or certificate designating the rights and preferences of Acquiror's Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, in substantially the form of Exhibit B.

        (h) EMPLOYMENT AGREEMENTS. Acquiror shall have executed and delivered an Employment Agreement with Jay Gordon, in the form of Exhibit G.

        (i) CONVERSION OF PROMISSORY NOTES. Paul Moore shall have converted the $250,000 convertible note, dated February 2, 2001, into Acquiror
    Series A Preferred Stock, par value $.001 per share. Theodore Swindells shall have converted the $50,000 convertible note, dated March 7, 2001, into Acquiror Series A Preferred Stock, par value $.001 per share.

        (j) SNELL & WILMER OPINION LETTER. The Company and the Shareholders shall have received an opinion addressed to the Shareholders and dated the Effective Date, from Snell & Wilmer LLP, counsel to Acquiror, in the form reasonably acceptable to the Company and its legal counsel.

                                   ARTICLE 5
                                  TERMINATION

    5.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

        (a) by the written agreement of the Company and Acquiror;

        (b) by the Company or Acquiror by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. Seattle, Washington, time on April 30, 2001, unless such date shall be extended by the mutual written consent of the Company and Acquiror;

        (c) by Acquiror by written notice to the Company and Shareholders if
    (i) the representations and warranties of the Company and the Shareholders shall not have been true and correct in all material respects as of the date when made or (ii) if any of the covenants or conditions set forth in Sections 3.1, 4.1 or 4.2 shall not have been, or if it becomes apparent that any of such covenants or conditions will not be, fulfilled by 5:00 p.m. Seattle, Washington time on April 30, 2001 unless such failure shall be due to the failure of Acquiror to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Effective Date; or

        (d) by the Company by written notice to Acquiror if (i) the representations and warranties of Acquiror shall not have been true and correct in all material respects as of the date when made or (ii) if any of the covenants or conditions set forth in Sections 3.2, 4.1 or 4.3 shall not have been, or if it becomes apparent that any of such covenants or conditions will not be, fulfilled by 5:00 p.m. Seattle, Washington time on April 30, 2001 unless such failure shall be due to the failure of the Company or Shareholders to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by them prior to the Effective Date.

    5.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 5.1, this Agreement will become void and have no effect, without any liability to any person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, shareholders, or affiliates, except as specified in Section 8.1 and except for any liability resulting from such party's breach of this Agreement.

                                   ARTICLE 6
                                INDEMNIFICATION

    6.1 INDEMNIFICATION BY SHAREHOLDER. Each Shareholder, jointly and severally (but subject to the limitations of this Agreement), covenants and agrees to defend, indemnify and hold harmless the Company, Acquiror, and their respective officers, directors, employees, agents, advisers, representatives, and affiliates (collectively, the "Acquiror Indemnitees") from and against, and to pay or reimburse

Acquiror Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies, or damages (whether absolute, accrued, conditional, or otherwise and whether or not resulting from third party claims) including without limitation any out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

        (a) any inaccuracy of any representation or warranty made by the Company or the Shareholders herein or in connection herewith;

        (b) any failure of the Company or any of the Shareholders to perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof;

        (c) all Environmental Liabilities and Costs arising out of the Company's operations or its business prior to the Effective Date, to the extent constituting a breach of the representations and warranties in Article 6;

        (d) the termination of, or failure to terminate, the ROE contracts identified on Exhibit 2.1(e)(1) to the Company Disclosure Schedule under the heading "Liability to Build-Out ROE Contracts (Dispose))"; and

        (e) the Company Tax Returns that have not yet been filed for the years 1998, 1999, and 2000.

    6.2 INDEMNIFICATION BY ACQUIROR. Acquiror covenants and agrees to defend, indemnify, and hold harmless the Shareholders (collectively, the "Shareholder Indemnitees") from and against any and all Losses resulting from or arising out of:

        (a) any inaccuracy in any representation or warranty by Acquiror made or contained in this Agreement;

        (b) any failure of Acquiror to perform any covenant or agreement made or contained in this Agreement or to fulfill any other obligation in respect hereof; and

        (c) the operation of the Company following the Effective Date; except, in the case of clause (b) or (c), to the extent such Losses are attributable to acts or circumstances occurring prior to the Effective Date or constitute Losses for which the Shareholders are required to indemnify Acquiror Indemnitees under this Article 6.

    6.3 ADJUSTMENTS TO INDEMNIFICATION PAYMENTS. Any payment made by the Shareholders to Acquiror Indemnitees, on the one hand, or by Acquiror to Shareholder Indemnitees, on the other hand, pursuant to this Article 6 in respect of any claim will be net of any insurance proceeds realized by and paid to the Indemnified Party or recovered from third parties in respect of such claim. The Indemnified Party will use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Article 6 or to pursue third party claims; provided that the Indemnified Party will not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification.

    6.4 INDEMNIFICATION PROCEDURES. In the case of any claim entitling a party hereto to indemnification (the "Indemnified Party"), notice will be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party will permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation will be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, will consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the Indemnified Party may have available to it one or more defenses that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party will have the right at all times to participate in the defense, settlement, negotiations, or litigation relating to any such claim. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party will have the full right to defend against any such claim or demand and will be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party will cooperate in the defense of any claim or litigation subject to this Section 6.4 and the records of each will be available to the other with respect to such defense.

    6.5 LIMITATIONS. Notwithstanding any other provision in this Section 6, the Acquiror Indemnitees shall be entitled to indemnification only if the aggregate Losses exceed twenty five thousand dollars ($25,000.00) (the "THRESHOLD AMOUNT"). The Losses to be paid by the Company and the Shareholders shall be satisfied solely from the shares subject to the Escrow Agreement and the Company and Shareholders shall have no other liability under this Article 6 or otherwise for matters covered by Section 6.1. Further, notwithstanding any other provision in this Section 6, Acquiror shall not be obligated to provide indemnification to the Shareholders until the aggregate Losses exceed the Threshold Amount, provided that no Shareholder shall be entitled to indemnification from Acquiror in an amount greater than the value of the Acquiror Stock, valued as of the Effective Date, held by such Shareholder. All claims for indemnification under Article 6 must be initiated on or before the later of (a) fifteen (15) months from the Effective Date or (b) completion of the audit of the Company for the year ended December 31, 2001 and delivery of the accountant's audit report and related financial statements to the Company. Acquiror agrees to cause such an audit to be undertaken and completed as soon as possible. Notwithstanding the foregoing, (x) the Losses to be paid by Company and Shareholders and arising out of or in respect of breaches and indemnification in respect of Section 2.1(gg) and Section 6.1(d), relating to the ROE contract terminations, shall be satisfied solely from the ROE Escrow Shares and the Company and the Shareholders shall have no other liability under this Article 6 or otherwise for such matters, and (y) the ROE Escrow Shares shall be available to satisfy claims in respect of breaches and indemnification in respect of Section 2.1(gg) and Section 6.1(d), relating to ROE contract terminations, and for no other purpose or claim whatsoever.

    6.6 MONETARY IMPLICATIONS. Two shares of Series C Preferred, and that number of Newly Issued Shares of Acquiror Common Stock, Preferred Holders' Common Stock and Acquiror's common stock issued pursuant to
Section 1.4(d) equal to 2 divided by the per share issuance price of the Series A Preferred Stock sold by the Acquiror prior to the Effective Date, to the extent constituting escrow shares, shall be used to satisfy each dollar of Losses to be paid to the Acquiror Indemnitees by the Company and the Shareholders. In addition, in the event the representations set forth in
Section 2.1(b)(iv), or in Section 2.1(a) or (c), to the extent related to a Shareholder, of this Agreement, are not true with respect to any of the issued and outstanding capital stock of the Company held by such Shareholder, then indemnification for any Losses relating thereto shall be satisfied (a) first from the Escrow Shares constituting such Shareholder's Proportionate Stock Interest (as defined in the

Escrow Agreement) and (b) then from all other Shareholders' Proportionate Stock Interest on a pro rata basis. In the event a release is made pursuant to item
(b) of the previous sentence, by signing this Agreement, the Shareholder whose breach is responsible for such release pursuant to such item (b) agrees to indemnify the other Shareholders in respect of the shares lost as a result of such release.

    8.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.

    8.7 GOVERNING LAW, ETC. This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Utah, without giving effect to the conflict of laws rules thereof.

    8.8 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

    8.9 ASSIGNMENT. This Agreement will not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

    8.10 NO THIRD PARTY BENEFICIARIES. Except as provided in Article 6 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement will confer any rights upon any person or entity other than the parties hereto and their respective, successors, and permitted assigns. Without limiting the generality of the foregoing, no provision of this Agreement will constitute an offer, guaranty, or contract of employment.

    6.7 BINDING EFFECT. The indemnification obligations of Acquiror and the Shareholders contained in this Section 6 are an integral part of this Agreement in the absence of which the parties would not have entered into this Agreement.

    6.8 SOLE REMEDY. Indemnification under this Article 6 shall be the exclusive method of recovery for matters covered by it, regardless of whether a claim for such recovery is characterized as a claim under this Article 6, a claim for breach of representations, breach of contract, or otherwise.

                                   ARTICLE 7
                               DISPUTE RESOLUTION

    7.1 DISPUTES. Any claim, dispute, or other matter in controversy (herein called "Dispute"), whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of fraud or misrepresentation), arising out of or related to the Agreement or the breach thereof will be settled according to the procedures set forth in this Article 7 exclusively; PROVIDED, HOWEVER, that (a) any party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable damage during the pendency of such procedures, and (b) nothing in this Section 7.1 will prevent any party from exercising any rights of termination or suspension under applicable law.

    7.2 DIRECT NEGOTIATION. The parties will endeavor in good faith to promptly resolve the Dispute by direct negotiations between individuals who have authority to settle such Dispute.

        (a) Any party may give another party written notice of any Dispute not resolved in the normal course of business ("Notice of Dispute"). Within ten
    (10) days after delivery of the Notice of Dispute, the receiving party will submit to the other a written response. The notice and response will include a summary of the Dispute and a statement of each party's position. Within ten (10) days after delivery of the notice of dispute, the parties will meet at a mutually acceptable time and place, or telephonically, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

        (b) All negotiations pursuant to this Section are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

    7.3 MEDIATION. If the Dispute has not been resolved by direct negotiations within sixty (60) days of the response (or due date for the response) to the disputing party's notice, or if the parties failed to meet within twenty (20) days, the parties will endeavor to settle the Dispute by mediation in Salt Lake City, Utah administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules in effect on the date of the Notice of Dispute.

        (a) Unless otherwise agreed in writing by the parties, mediation will be commenced by notice of demand for mediation served by either party upon the other in the same manner as otherwise provided for notice in this Agreement, and with the AAA, within ten (10) days after the expiration of the period set forth in this Section 7.3 or on such other date as the parties mutually agree. The Notice of Demand for mediation will set forth with reasonable specificity the basis of the Dispute and the performance or relief sought.

        (b) In the event either party to the Dispute has need for material information in the possession of the other in order to prepare for mediation, the parties will attempt in good faith to agree on procedures for the exchange of such information, with the help of the mediator, if required. Any discovery disputes will be resolved by the mediator.

        (c) The mediation proceedings are confidential, and no stenographic, visual or audio record will be made. All conduct, statements, promises, offers, views, documents, records, papers, and opinions, whether oral or written, made or delivered in the course of the mediation proceedings by any of the parties to the Dispute, their agents, employees or representatives, and by the mediator (who will be the joint agent of the parties for the purpose of the mediation proceedings), are confidential and will be kept confidential by all parties to the Dispute and the mediator. Such conduct, statements, promises, offers, views, documents, records, papers, and opinions will not be discoverable or admissible for any purposes, and will not be disclosed to anyone not a party to the Dispute, unless required under applicable law; provided, however, that by agreement of the parties, the settlement agreement may be converted into an arbitration award, and the award, in turn, may be enforced by any court having jurisdiction.

    7.4 ARBITRATION. If the parties have first attempted in good faith to resolve the Dispute by direct negotiations as provided in Section 7.2, mediation is initiated and the Dispute remains unresolved sixty (60) days after mediation is initiated, or on whatever date the mediator sooner determines, or the parties sooner agree in writing, that the Dispute cannot be resolved by mediation, then the Dispute will be settled by arbitration in Salt Lake City, Utah, in accordance with the then current Commercial Rules of Arbitration ("Arbitration Rules") of the AAA in effect on the date of this Agreement, as supplemented or modified by the following:

        (a) Notice of demand for arbitration will be filed with the other party and AAA after the expiration of the period set forth in this Section 7.4 or such other date as the parties mutually agree.

        (b) Notwithstanding any choice of law or other provisions of this Agreement to the contrary, the agreement to arbitrate set forth in this
    Article 7 will be governed by the Federal Arbitration Act, 9 U.S.C.
    Section 1 et seq. (the "Act"), which will not be superseded or supplemented by any other arbitration act, statute or regulation.

        (c) In the event that all or a portion of the Dispute is the responsibility in whole or in part of a person who is under no obligation to arbitrate such matter with the parties in the same proceeding, then the parties will, in the absence of an agreement between them to the contrary, delay or stay any arbitration between them pending the determination, in a separate proceeding, of the responsibility and liability of or to such person for the Dispute or matter involved, provided that the parties will use their best efforts to cause any affiliate of such party to participate in such arbitration proceedings. Each party agrees that any arbitration instituted by such party under this Section 7.4 may, at the election of the other party, be consolidated with any other arbitration proceeding involving a common question of fact or law between the electing party and any other persons. In any Dispute concerning the application of this Section 7.4(c), the question of arbitrability will be decided by the appropriate court and not by arbitration.

        (d) A party who files a notice of demand for arbitration must assert in the demand all claims, disputes or other matters then known to that party on which arbitration is permitted to be demanded. When a party fails to include a claim through oversight, inadvertence or excusable neglect, or when the claim had not matured at the time of the notice of demand or was acquired subsequently, the arbitration panel will permit amendment. In no event will a demand for arbitration be made when the institution of legal or equitable proceedings based on such Dispute would be barred by laches or any applicable statute of limitations; and whether or not a Dispute is time-barred will be decided by an appropriate court having jurisdiction and not by arbitration.

        (e) If the claim in the Dispute does not exceed $100,000, there will be a single arbitrator selected by mutual agreement of the parties or, if the parties cannot agree on an arbitrator within ten (10) days, appointed according to the Arbitration Rules. If the claim in the Dispute exceeds $100,000, the arbitration panel will consist of three (3) members, one of whom will be selected by each party and the third, who will serve as chairman, will be selected by the two (2) so selected. If either party fails to select an arbitrator within ten (10) days after a demand for arbitration, or if the two arbitrators named by the parties fail to agree upon a third within ten (10) days after the last of them have been appointed, then AAA will select the arbitrator(s) not selected by the parties or the selected arbitrators. All arbitrators must be neutral and must be knowledgeable in the subject matter of the Dispute. At least two (2) of the arbitrators on the panel (or the single arbitrator, as the case may be) must be or have been a partner in a highly respected law firm for at least fifteen (15) years specializing in either general corporate or commercial transactional or litigation matters. The mediator who has served in that capacity under
    Section 7.3 or otherwise will not be eligible to serve as an arbitrator.

        (f) In advance of the hearing, the arbitrator(s) may compel the parties to exchange a detailed statement of their claims, including the names and addresses of the witnesses and a brief description of the documents on which they intend to rely. The arbitrator(s) may exclude from the hearing the introduction of any evidence or the testimony of any witness not disclosed to the other party in advance as ordered by the arbitrator(s). The arbitrator(s) may also permit the oral depositions of the parties to be taken. However, there will be no other pre-hearing discovery unless and then only to the extent that all parties otherwise agree in writing.

        (g) Except for good cause, or in case of emergency, the arbitration hearing will commence within sixty (60) days after the notice of demand for arbitration is given and will proceed during each business day thereafter until concluded.

        (h) The award may not grant any relief that could not be granted in court litigation to resolve the Dispute under Utah law. A monetary award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential or other) are included, the award will be vacated and remanded, or modified or corrected as appropriate to promote this damage limitation. The arbitration panel will award the prevailing party in the arbitration its reasonable attorneys' fees and costs incurred in connection with the arbitration. Any party who succeeds, by claim or counterclaim, in court proceedings to stay litigation or compel arbitration will also be entitled to recover all costs incurred in connection with such proceedings, including attorneys' fees to be awarded by the court. In addition, the arbitration panel will award the costs of administration by AAA as it may in its judgment decide.

        (i) The arbitration award will be in writing and will include a statement of findings of fact and conclusions of law for the award. Except as otherwise expressly provided in this Section 7.4, the award rendered by the arbitrator(s) will be final and judgment may be entered upon it in accordance with the Act in any court having jurisdiction.

        (j) Within fifteen (15) days after the date of the arbitration award, either party may request the arbitration panel to correct clerical, typographical or computational errors in the award and to make an additional award as to claims presented in the arbitration proceedings but not dealt with in the award.

        (k) Either party can appeal to the U.S. District Court for the District of Utah if such court has jurisdiction, and otherwise to any state court of record in Salt Lake County, Utah having jurisdiction, to vacate and remand, or modify or correct the arbitration award for any of the grounds specified in the Act.

        (l) At the request of either party, but only if contained in the initial written demand for arbitration or in the initial response to the demand, the arbitration proceedings will be conducted in secrecy. In such case (i) the fact of the pending arbitration will not be disclosed or confirmed by the parties or the arbitration panel to any person who is not a party to, or called to testify at, the proceedings until the arbitration award has been made, (ii) the proceedings will not be recorded or transcribed in any manner, and (iii) all documents, testimony and records (other than the contract documents out of which the Dispute arises) will be received, heard and maintained by the arbitrator in secrecy, available for inspection only by the parties, their attorneys and by experts who will agree, in advance and in writing, to receive all such information in secrecy. Also in such case, the information will not be described in the arbitration award in such manner as to be commercially useful.

                                   ARTICLE 8
                                 MISCELLANEOUS

    8.1 EXPENSES. Subject to Closing, Acquiror will bear $25,000 of all expenses, costs, and fees (including attorneys', auditors', and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement and compliance herewith (the "Transaction Expenses"). However, if the Transaction Expenses exceed $25,000, the Shareholders shall be responsible for the Transaction Expenses that exceed $25,000.

    8.2 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, section, or subsection is inoperative or unenforceable for any reason, such circumstances will not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

    8.3 NOTICES. All notices, demands, and other communications provided for hereunder will be in writing (including facsimile or similar transmission) and mailed (by U.S. certified mail, Return receipt requested, postage prepaid), sent, or delivered (including by way of overnight courier service),

(a)  if to Acquiror:           Optika Investment Company, Inc.
                               8450 E. Crescent Parkway
                               Suite 100
                               Greenwood Village, Colorado 80111
                               Attention: John Evans
                               Telecopy: (720) 889-0153

     with a copy to:           Snell & Wilmer L.L.P.
                               15 West South Temple, Suite 1200
                               Gateway Tower West
                               Salt Lake City, Utah 84101
                               Attention: John G. Weston
                               Telecopy: (801) 257-1800

(b)  if to the Company:        Cable Concepts, Inc.
                               14220 Interurban Ave. South
                               Suite 134
                               Seattle, WA 98168
                               Attention: Jay Gordon
                               Telecopy: (206) 277-0554

     with copies to:           Preston Gates & Ellis LLP
                               701 Fifth Avenue, Suite 5000
                               Seattle, Washington 98104-7078
                               Attention: Stephan Coonrod
                               Telecopy: (206) 623-7022

                               Geneva Associates Merchant Banking Partners
                               I, LLC
                               P.O. Box 21962
                               Greensboro, North Carolina 27420
                               Attention: Ron Stanley
                               Telecopy: (336) 275-9155

        (c) if to a Shareholder, to the address set forth below such Shareholder's signature on the Signature pages to this Agreement.

        or, as to any party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party. All such notices, demands, and communications, if mailed, will be effective upon the earlier of (i) actual receipt by the addressee,
    (ii) the date shown on the return receipt of such mailing, or (iii) three
    (3) days after deposit in the mail. All such notices, demands, and communications, if not mailed, will be effective upon the earlier of
    (i) actual receipt by the addressee, (ii) with respect to facsimile and similar electronic transmission, the earlier of (x) the time that electronic confirmation of a successful transmission is received, or (y) the date of transmission, if a confirming copy of the transmission is also mailed as described above on the date of transmission, and (iii) with respect to delivery by overnight courier service, the day after deposit with the courier service, if delivery on such day by such courier is confirmed with the courier or the recipient orally or in writing.

    8.4 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

    8.5 ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedules and the exhibits hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    8.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.

    8.7 GOVERNING LAW, ETC. This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Utah, without giving effect to the conflict of laws rules thereof.

    8.8 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

    8.9 ASSIGNMENT. This Agreement will not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

    8.10 NO THIRD PARTY BENEFICIARIES. Except as provided in Article 6 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement will confer any rights upon any person or entity other than the parties hereto and their respective, successors, and permitted assigns. Without limiting the generality of the foregoing, no provision of this Agreement will constitute an offer, guaranty, or contract of employment.

    8.11 AMENDMENT; WAIVERS, ETC. No amendment, modification, or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant, or agreement, or failure to fulfill any condition will in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company and the Shareholders will not be affected or deemed waived by reason of any investigation made by or on behalf of Acquiror (including but not limited to, by any of its advisors, consultants, or representatives) or by reason of the fact that Acquiror or any of such advisors, consultants, or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

    8.12 LEGAL COUNSEL. Each Shareholder hereby acknowledges that Preston Gates & Ellis LLP represents the Company solely and that such Shareholder has had opportunity to consult with his or her own advisors, including, but not limited to, legal and tax advisors.

    8.13 RELEASE. Effective as of the Effective Date, and except as to claims under this Agreement, rights with respect to debt owed, salary, vacation pay, benefits, and reimbursements of employment-related expenses, each Shareholder hereby irrevocably waives and releases all known and unknown claims such Shareholder may have against the Company, Acquiror, any of the Company's subsidiaries, any of the Acquiror's subsidiaries, or any present and former directors, officers, agents, and employees of the Company, Acquiror, any of the Company's subsidiaries, or any of the Acquiror's subsidiaries, from any and all actions, claims, causes of action, or liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Shareholder ever had, now has, or hereafter can, will, or may have against any of the foregoing, upon or by reason of any matter, cause, or thing whatsoever from the formation of the Company and each of the Company's subsidiaries to the Effective Date.

    8.14 SPOUSAL CONSENTS. Each of the Shareholders which are natural persons, whose shares of stock of the Company constitute community or marital property under the laws of any applicable jurisdiction, shall cause their spouse to execute and deliver to the Company a consent (the "Consent") to the transactions contemplated by this Agreement with respect to such shares of stock of the

Company, which Consent shall be in the form of Exhibit J. Any Shareholder that does not deliver to the Company such Consent, hereby represents and warrants to Acquiror that the shares of stock of the Company owned by such Shareholder do not constitute community or marital property under the laws of any applicable jurisdiction.

    8.15  OTHER TAX MATTERS.

        (a) COOPERATION. Acquiror and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of all Tax Returns the due date of which occurs after the date of the Closing and any audit, litigation or other proceeding with respect to Taxes of the Company; provided that no Shareholder shall be required to prepare or file any Tax Return of the Company. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Shareholders agree to, and Acquiror agrees to cause the Company to, retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the date of the Closing until the expiration of the statute of limitations (including any extension thereof) of the respective taxable periods and to abide by all record retention agreements entered into with any taxing authority. So long as taxable periods of, or related to the Company ending on or before the date of the Closing remain open, Acquiror will, and will cause the Company to, promptly notify Shareholders in writing of any pending or threatened tax audits or assessments for which Shareholders have or may have liability. Shareholders will promptly notify Acquiror and the Company in writing of any written or other notification received by Shareholders from the Internal Revenue Service or any other taxing authority of any proposed adjustment raised in connection with a tax audit, examination, proceeding or determination of a taxable period of the Company ending on or before the date of the Closing.

        (b) TAX REFUNDS. Any refunds of Taxes of the Company received following the Effective Date by the Shareholders, the Company, or the Acquiror shall be the property of the Company.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            OPTIKA INVESTMENT COMPANY, INC.

                                            By:            /s/ Robert Wallace
                                                       -----------------------------------------

                                            Name:              Robert Wallace
                                                       -----------------------------------------

                                            Title:             President
                                                       -----------------------------------------

                                            DD ACQUISITION, INC.

                                            By:            /s/ Edward P. Mooney
                                                       -----------------------------------------

                                            Name:              Edward P. Mooney
                                                       -----------------------------------------

                                            Title:             President
                                                       -----------------------------------------

                                            CABLE CONCEPTS, INC.

                                            By:            /s/ Jay Gordon
                                                       -----------------------------------------

                                            Name:              Jay Gordon
                                                       -----------------------------------------

                                            Title:             President
                                                       -----------------------------------------

                                 SHAREHOLDERS:
                       CLASS A COMMON STOCK SHAREHOLDERS:


/s/ Jay Gordon                                     /s/ Cheryl Gordon
-------------------------------------------        -------------------------------------------
Jay Gordon                                         Cheryl Gordon
5424 South 292nd Place                             5424 South 292nd Place
Auburn, WA 98001                                   Auburn, WA 98001

/s/ Gary Langendoen                                /s/ Alan Willett
-------------------------------------------        -------------------------------------------
Gary Langendoen                                    Alan Willett
319 Vaquero Road                                   1216 Pine #300
Arcadia, CA 91007                                  Seattle, WA 98101

/s/ Holly Burgin                                   /s/ Michael P. Laux
-------------------------------------------        -------------------------------------------
Holly Burgin                                       Michael Laux
2861 Club Drive                                    826 101st Avenue SE
Los Angeles, CA 90064                              Bellevue, WA 98004

/s/ Richard Baxter                                 /s/ Ronald M. Stanley Jr.
-------------------------------------------        -------------------------------------------
Rich Baxter                                        Blue Ridge Investors II Limited Partnership
10112 53rd Avenue W.                               By:
Mukilteo, WA 98275                                 Its:
                                                   P. O. Box 21962
                                                   Greensboro, NC 27420

/s/ Alan Willett
-------------------------------------------
Willett, Zevenbergen & Bennett, L.L.C.
By:
Its:
1216 Pine Street, Suite 300
Seattle, WA 98101-1944

                              CLASS B COMMON STOCK SHAREHOLDERS:

                                                   /s/ Ronald M. Stanley Jr.
                                                   -------------------------------------------
                                                   Blue Ridge Investors II Limited Partnership
                                                   By:
                                                   Its:
                                                   P. O. Box 21962
                                                   Greensboro, NC 27420

                                                   /s/ Ronald M. Stanley Jr.
                                                   -------------------------------------------
                                                   Geneva Associates Merchant Banking
                                                   Partners I, LLC
                                                   By:
                                                   Its:
                                                   P. O. Box 21962
                                                   Greensboro, NC 27420

                              CLASS C COMMON STOCK SHAREHOLDERS:

/s/ Ronald M. Stanley Jr.                          /s/ Thomas L. Minnick
-------------------------------------------        -------------------------------------------
Geneva Associates Merchant Banking                 Geneva Associates LLC
Partners I, LLC                                    By:
By:                                                Its:
Its:                                               P. O. Box 21962
P. O. Box 21962                                    Greensboro, NC 27420
Greensboro, NC 27420

/s/ David L. Grimes                                /s/ William J. Armfield, IV
-------------------------------------------        -------------------------------------------
Potpourri Press Profit Sharing & Trust             William J. Armfield, IV
By:                                                P. O. Box 1510
Its:                                               Greensboro, NC 27420
3510 Bromley Woods
Greensboro, NC 27410

/s/ Thomas R. Sloan                                /s/ Myron H. Reinhart
-------------------------------------------        -------------------------------------------
Thomas R. Sloan                                    Myron H. Reinhart
705 Sunset Drive                                   89 Brennan Road
Greensboro, NC 27408                               Richmond, VA 23229

/s/ Ronald M. Stanley Jr.                          /s/ John Peterman
-------------------------------------------        -------------------------------------------
Badger Capital I, LLC                              John Peterman
By:                                                Whiteco Industries
Its:                                               1000 E. 80th Place, Suite 700-N
11-D Park Village Lane                             Merrillville, IN 46410
Greensboro, NC 27455

/s/ George Perkins
-------------------------------------------
George Perkins
Frontier Spinning Mills
1823 Boone Trail Road
Sanford, NC 27330

                              CLASS D COMMON STOCK SHAREHOLDERS:

/s/ John Peterman                                  /s/ J. Gregory Poole, Jr.
-------------------------------------------        -------------------------------------------
John Peterman                                      J. Gregory Poole, Jr.
Whiteco Industries                                 Thetford Investment Management
1000 E. 80th Place, Suite 700-N                    823 East Main Street, Suite 1313
Merrillville, IN 46410                             Richmond, VA 23219

/s/ Dalton L. McMichael                            /s/ Royce O. Reynolds
-------------------------------------------        -------------------------------------------
Dalton L. McMichael                                Royce Reynolds Revocable Trust
505 W. Murphy Street                               By:
Madison, NC 27025                                  Its:
                                                   3633 West Wendover Avenue
                                                   Greensboro, NC 27407

/s/ Dean White                                     /s/ Charles Winston
-------------------------------------------        -------------------------------------------
Dean White                                         Charles Winston
Whiteco Industries                                 2626 Glenwood Avenue, Suite 200
1000 E. 80th Place, Suite 700-N                    Raleigh, NC 27608
Merrillville, IN 46410

/s/ Thomas L. Minnick                              /s/ Michael Nortman
-------------------------------------------        -------------------------------------------
Geneva Associates Advisors, LLC                    Michael Eric Nortman
By:                                                Prime Residential
Its:                                               1225 West Webster Avenue
P. O. Box 21962                                    Chicago, IL 60614
Greensboro, NC 27420

/s/ Michael Nortman
-------------------------------------------
Namtron Family Trust
By:
Its:
1225 West Webster Avenue
Chicago, IL 60614